Exhibit 13(b)



                     REVOLVING CREDIT AND SECURITY AGREEMENT




                                      among



                       MANAGED HIGH YIELD PLUS FUND INC.,
                                   as Borrower



                       CORPORATE RECEIVABLES CORPORATION,
                                    as Lender



                                 CITIBANK, N.A.,
                               as Secondary Lender



                                       and



                          CITICORP NORTH AMERICA, INC.,
                                    as Agent




                          Dated as of October 23, 1998

==============================================================================
                                                                    [Type VII-C]

TABLE OF CONTENTS


ARTICLE I DEFINITIONS AND RULES OF CONSTRUCTION.............................


   DEFINITIONS...............................................................1


   SECTION I.02. RULES OF CONSTRUCTION......................................22


   SECTION I.03. COMPUTATION OF TIME PERIODS................................22


ARTICLE II ADVANCES TO THE BORROWER.........................................23


   SECTION I.04. ADVANCE FACILITY...........................................23


   SECTION I.05. MAKING OF ADVANCES.........................................23


   SECTION I.06. ADVANCE NOTES..............................................24


   SECTION I.07. MATURITY OF THE ADVANCES...................................24


   SECTION I.08. PREPAYMENT OF THE ADVANCES.................................25


   SECTION I.09. YIELD......................................................26


   SECTION I.10. INCREASED COSTS............................................26


   SECTION I.11. COMPENSATION...............................................27


   SECTION I.12. ADDITIONAL YIELD ON EURODOLLAR RATE ADVANCES...............27


   SECTION I.13. TERMINATION OR REDUCTION OF THE TOTAL COMMITMENT...........27


   SECTION I.14. RESCISSION OR RETURN OF PAYMENT............................28


   SECTION I.15. FEES PAYABLE BY BORROWER...................................28


   SECTION I.16. POST DEFAULT INTEREST......................................28


   SECTION I.17. PAYMENTS...................................................28


   SECTION I.18. BORROWER'S OBLIGATIONS ABSOLUTE............................29


ARTICLE III CONDITIONS PRECEDENT............................................29


   SECTION I.19. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS
   AGREEMENT................................................................29


   SECTION I.20. CONDITIONS PRECEDENT TO ALL ADVANCES.......................31

ARTICLE IV REPRESENTATIONS AND WARRANTIES...................................31


   SECTION I.21. REPRESENTATIONS AND WARRANTIES OF THE BORROWER.............31


ARTICLE V COVENANTS.........................................................34


   SECTION I.22. AFFIRMATIVE COVENANTS OF THE BORROWER......................34


   SECTION I.23. NEGATIVE COVENANTS OF THE BORROWER.........................38


ARTICLE VI EVENTS OF DEFAULT................................................40


   SECTION I.24. EVENTS OF DEFAULT..........................................40


ARTICLE VII PLEDGE OF ASSIGNED COLLATERAL; RIGHTS OF THE AGENT..............43


   SECTION I.25. SECURITY INTERESTS.........................................43


   SECTION I.26. SUBSTITUTION OF COLLATERAL AND RELEASE OF SECURITY
   INTEREST.................................................................44


   SECTION I.27. APPLICATION OF PROCEEDS....................................45


   SECTION I.28. RIGHTS AND REMEDIES UPON EVENT OF DEFAULT..................46


   SECTION I.29. REMEDIES CUMULATIVE........................................46


   SECTION I.30. ENFORCEMENT OF REMEDIES UNDER THE CUSTODIAL AGREEMENT......47


ARTICLE VIII THE AGENT......................................................47


   SECTION I.31. AUTHORIZATION AND ACTION...................................47


   SECTION I.32. AGENT'S RELIANCE, ETC......................................47


ARTICLE IX MISCELLANEOUS....................................................48


   SECTION I.33. NO WAIVER; MODIFICATIONS IN WRITING........................48


   SECTION I.34. NOTICES, ETC...............................................48


   SECTION I.35. TAXES......................................................50


   SECTION I.36. COSTS AND EXPENSES; INDEMNIFICATION........................51


   SECTION I.37. EXECUTION IN COUNTERPARTS..................................52


   SECTION I.38. ASSIGNABILITY..............................................52


   SECTION I.39. GOVERNING LAW..............................................53

   SECTION I.40. SEVERABILITY OF PROVISIONS.................................53


   SECTION I.41. CONFIDENTIALITY............................................53


   SECTION I.42. MERGER.....................................................55


   SECTION I.43. NO PROCEEDINGS.............................................55


   SECTION I.44. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................55


   SECTION I.45. SUBMISSION TO JURISDICTION; WAIVERS........................55


   SECTION I.46. WAIVER OF JURY TRIAL.......................................56





                                    SCHEDULES


Schedule I          Form of Investor Report
Schedule II         Form of Weekly Portfolio Report
Schedule III        List of Approved Assets

                                    EXHIBITS

EXHIBIT A           Form of Advance Note
EXHIBIT B           Form of Notice of Borrowing
EXHIBIT C           Form of Assignment and Acceptance

                     REVOLVING CREDIT AND SECURITY AGREEMENT


            REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of October 23, 1998 among CORPORATE RECEIVABLES CORPORATION, CITIBANK, N.A. and the other Secondary Lenders (as hereinafter defined) from time to time parties hereto, CITICORP NORTH AMERICA, INC., as agent for the Lender (as hereinafter defined) and the Secondary Lenders (in such capacity, together with its successors and assigns, the "Agent") and MANAGED HIGH YIELD PLUS FUND INC. (together with its permitted successors and assigns, the "Borrower").

                              W I T N E S S E T H:

            WHEREAS, the Borrower desires that the Lender and the Secondary Lenders from time to time make advances to the Borrower on the terms and subject to the conditions set forth in this Agreement;

            WHEREAS, the Lender and the Secondary Lenders are willing to make such advances to the Borrower for such purposes on the terms and subject to the conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION

            DEFINITIONS.
            As used in this Agreement, the following terms shall have the meanings indicated:

            "ADVANCE"  shall mean each  borrowing  by the  Borrower  pursuant to
Article II.

            "ADVANCE NOTE" shall mean each promissory note issued by the Borrower to the Lender and each Secondary Lender evidencing the Advances made to the Borrower by the Lender and each Secondary Lender, substantially in the form of Exhibit A hereto, as the same may from time to time be amended, supplemented, waived or modified.

            "ADVERSE CLAIM" means any Lien or other right, claim, or encumbrance in, of or on any Person's assets or properties in favor of any other Person, other than any such Lien, right, claim or encumbrance of any Secured Party created by or pursuant to this Agreement.

            "ADVISER" means Mitchell Hutchins Asset Management Inc., together with its permitted successors and assigns.

            "ADVISORY AGREEMENT" means the Investment Advisory and Administration Contract dated as of June 22, 1998 between the Adviser and the Borrower, as the same may be amended, supplemented, waived or modified as permitted under the Program Documents.

            "AFFILIATE" shall mean, in respect of a referenced Person (a) another Person controlling, controlled by or under common control with such referenced Person (which in the case of Corporate Receivables Corporation and the Agent, shall also include any Person who has a relationship to the Agent comparable  to that of  Corporate  Receivables  Corporation)  or (b) any officer
(exclusive of a "ministerial officer" with no authority to bind a Person), director of or partner in the referenced Person. The terms "control," "controlling," "controlled" and the like shall mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

            "AGENT" shall have the meaning assigned to such term in the introduction to this Agreement.

            "AGENT'S ACCOUNT" means the special account (account number 40517805, ABA No. 021000089) of the Agent maintained at the office of Citibank at its Principal Office or to such other account as the Agent shall designate in writing to the Borrower.

            "AGGREGATE CUSTODIAN'S ADVANCE AMOUNT" shall mean the sum of (i) the aggregate unpaid Dollar amount of all Custodian's Overdraft Advances of cash,
(ii) the aggregate Asset Value of all Custodian's Overdraft Advances of securities to the extent not reimbursed by the Borrower, and (iii) the accrued and unpaid interest, if any, on the amounts set forth above.

            "AGREEMENT" shall mean this Agreement, as the same may from time to time be amended, supplemented, waived or modified.

            "ALTERNATE BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

            (a)   the Base Rate;

            (b) one-half of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding

      Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent; and

            (c) one half of one percent per annum above the Federal Funds Rate.

            "APPLICABLE LAW" shall mean any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

            "APPLICABLE MARGIN" means, with respect to the Eurodollar Rate, .50% per annum; PROVIDED, HOWEVER, that during the continuance of any Event of Default the "Applicable Margin" shall be 1.50% per annum.

            "APPROVED ASSETS" shall mean the Assets specified on Schedule III hereto, as supplemented or amended upon the agreement of the Agent and the Borrower.

            "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement entered into by a Secondary Lender (other than Citibank) concurrently with the Assignment and Acceptance pursuant to which it became party to this Agreement.

            "ASSET VALUE" shall mean, as of any day of determination (a) in respect of Cash, the amount of such Cash, and (b) in respect of any other Asset, the Value of such Asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the Prospectus of the Borrower and in accordance with Applicable Law, including without limitation the rules, regulations and interpretations of the SEC under the Investment Company Act; PROVIDED, that the Asset Value of any Asset shall be net of all of the Borrower's obligations to pay any unpaid portion of the purchase price thereof.

            "ASSETS" means a collective reference to all items which would be classified as an "asset" on the balance sheet of the Borrower in accordance with GAAP.

            "ASSIGNED COLLATERAL" shall have the meaning assigned to such term in Section 7.01.

            "ASSIGNEE RATE" means in respect of any Advance for any Settlement Period an interest rate per annum equal to the Applicable Margin above the Eurodollar Rate for such Settlement Period; PROVIDED, HOWEVER, that in case of:

                  (i) any  Settlement  Period  on or prior to the  first  day of which a Secondary Lender or Lender (other than CRC) shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Secondary Lender or Lender to fund such Advance at the Assignee Rate set forth above (and such Secondary Lender or Lender shall not have subsequently notified the Agent that such circumstances no longer exist),

                 (ii) any Settlement Period of one to (and including) 27 days,

                (iii) any Settlement Period as to which the Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Settlement Period, that such Advances will not be funded by issuance of commercial paper, or

                 (iv) any Settlement Period for which the aggregate principal amount of the outstanding Advances is less than $500,000,

the "Assignee Rate" for such Settlement Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Settlement Period; PROVIDED, HOWEVER, that for any Advance for which Yield will be calculated by reference to the Assignee Rate for any Settlement Period, the "Assignee Rate" for such Settlement Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Settlement Period if the Agent receives a written request from the Borrower prior to the third Business Day preceding the first day of such Settlement Period that the Assignee Rate be determined by reference to the Alternate Base Rate.

            "ASSIGNMENT AND ACCEPTANCE" means the Assignment and Acceptance, in substantially the form of Exhibit C hereto, entered into by a Secondary Lender, an Eligible Assignee and the Agent, pursuant to which such Eligible Assignee may become a party to this Agreement.

            "AUTHORITY" shall mean any governmental or quasi-governmental authority, whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

            "BASE RATE" shall mean the rate of interest from time to time announced publicly by Citibank at its Principal Office as its base rate. The

Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Citibank.

            "BENEFIT ARRANGEMENT" shall mean at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "BORROWER" shall have the meaning assigned to such term in the introduction to this Agreement.

            "BORROWER OBLIGATIONS" shall mean the payment of all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party under or in connection with this Agreement, the Advance Notes, the Asset Purchase Agreement or any other Program Document, including without limitation, all amounts payable by the Borrower in respect of the Advances, with interest thereon, and the amounts payable under Sections 2.06, 2.07, 2.08, 2.09, 2.11, 2.12, 2.13, 7.04(b), 9.03 and 9.04 of this
Agreement.

            "BORROWER'S ACCOUNT" shall mean Account No. 5217-060-2 and ABA No. 011000028 maintained with State Street Bank and Trust Company, or such other account as the Borrower shall designate in writing to the Agent.

            "BORROWING BASE" shall mean on the date any determination thereof is made, an amount equal to the aggregate Asset Value of all Eligible Collateral reduced by the aggregate Asset Value of all Eligible Collateral in which the Agent does not have a valid and perfected first priority security interest free and clear of Adverse Claims.

            "BORROWING BASE TEST" shall mean as of any date of determination that the Borrowing Base shall be at least equal to the product of (i) Credits Outstanding and (ii) 2.5.

            "BORROWING DATE" shall have the meaning assigned to such term in
Section 2.02.

            "BUSINESS DAY" shall mean any day on which (i) banks are not authorized or required to close in New York City, and (ii) if this definition of "Business Day" is utilized in connection with a Eurodollar Advance, dealings are carried out in the London interbank market.

            "CASH" shall mean a demand deposit of United States currency immediately available on the day in question in an account maintained by the Custodian.

            "CITIBANK" shall mean Citibank, N.A.

            "CLOSING DATE" shall mean the first date on which the conditions precedent specified in Article III shall have been fully satisfied.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL ACCOUNT" shall have the meaning assigned to such term in the Control Agreement.

            "CONTROL AGREEMENT" means the Control Agreement, dated as of the date hereof among the Borrower, the Agent and the Custodian, as the same may from time to time be amended, supplemented, waived or modified.

            "COMMITTED  ADVANCE" shall have the meaning assigned to such term in
Section 2.02(b).

            "CRC" shall mean Corporate Receivables Corporation together with its successors and assigns that constitute special purpose entities that issue commercial paper notes or other debt securities.

            "CREDITS OUTSTANDING" shall mean at any time a determination thereof is made, an amount equal to (i) the outstanding principal amount of all Advances, and (ii) the unpaid Yield accrued and to accrue on the outstanding Advances until the last day of the next succeeding calendar month for such Advances computed by reference to the Assignee Rate for a thirty (30) day period in effect as of the time of determination.

            "CUSTODIAN" shall mean State Street Bank and Trust Company, as custodian and securities intermediary under the Custodial Agreement and the Control Agreement, together with its permitted successors and assigns.

            "CUSTODIAN'S OVERDRAFT ADVANCES" shall mean any advance of cash or securities by the Custodian pursuant to the Custodial Agreement.

            "CUSTODIAL AGREEMENT" shall mean the Custodian Contract dated as of June 22, 1998 between the Borrower and the Custodian, as the same may from time to time be amended, supplemented, waived or modified as permitted under the Program Documents.

            "DEBT" shall mean with respect to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money, including without limitation, reimbursement obligations relating to letters of credit,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) payment obligations, fixed or contingent, under investment, financial derivative or similar contracts (other than covered short sales); (vii) all Debt of others Guaranteed by such Person, and (viii) to the extent not otherwise included, all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of such Person's balance sheet.

            "DEFAULT" shall mean any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

            "DERIVATIVES TRANSACTION" shall mean any financial futures contract, exchange traded or OTC option, forward currency contract, swap, swaption, collar, floor, cap and other agreement of a similar nature.

            "DISTRESSED ASSET" means any Asset (i) which is the subject of a bankruptcy, insolvency, liquidation or other similar proceedings or in the case of any Loan Asset the related Obligor is the subject of any such proceeding,
(ii) which is to the actual knowledge of the Adviser or the Borrower, in default as to payment of principal or interest or otherwise under the instruments or agreements under which they were issued or in the case of any Loan Asset under the applicable Loan Documents, (iii) if such Asset is a Loan Asset (x) in respect of which there is a breach of a material provision of the related Loan Documents or a "default" or "event of default" has occurred and is continuing under the Related Loan Documents, or (y) which is otherwise classified by the Borrower as "non-performing" pursuant to GAAP, or (iv) which is rated lower than "Caa3" by Moody's or lower than "CCC-" by S&P or which, if unrated, are in the reasonable judgment of the Adviser of equivalent credit quality.

            "DOLLARS" and "$" mean lawful money of the United States of America.

            "ELIGIBLE ASSET" shall mean any Asset which the Borrower is permitted to purchase in accordance with the Investment Policies and Restrictions which the Borrower owns free and clear of all Adverse Claims (other than Permitted Liens); PROVIDED, that such Asset:

                  (i) does not constitute a Derivatives Transaction, Illiquid Asset or an Asset which is the subject of a Derivatives Transaction, reverse repurchase agreement, dollar roll or a securities lending transaction;

                 (ii) if it is a Loan Asset, such Asset constitutes an Eligible Loan Asset which is not a subparticipation; and

                (iii) if it is not an Approved Asset, is not of a type that the Agent reasonably determines upon at least five (5) Business Days' prior written notice to the Borrower is no longer acceptable to be included as an Eligible Asset.

            "ELIGIBLE ASSIGNEE" means Citicorp North America, Inc., Citibank, any of their respective Affiliates, any Person managed by Citibank, Citicorp North America, Inc. or any of their respective Affiliates, or any financial or other institution acceptable to the Agent.

            "ELIGIBLE COLLATERAL" shall mean at any time the Assigned Collateral
(a) which constitutes Eligible Assets, and (b) which does not constitute a repurchase agreement or a Loan Asset.

            "ELIGIBLE LOAN ASSET" at any time means a Loan Asset:

                  (i) which is a syndicated term loan under which the interest payable on the principal amount thereof by the related Obligor is payable in cash and which is part of a senior credit facility with an aggregate outstanding principal amount of all loans under such facility on the Origination Date of such Loan Asset of at least $25,000,000;

                 (ii) under which (A) if the Transaction Agent is a bank, the current deposit rating of the Transaction Agent or its controlling Affiliate is no less than "A-" from S&P and "A3" from Moody's, and (B) if the Transaction Agent is not a bank, the medium and long term corporate debt obligations of such Transaction Agent are rated no less than "A-" from S&P and "A3" from Moody's;

                (iii) which relates to Loan Documents in which the Borrower's interest (direct or participating) in the aggregate outstanding principal amount of all loans thereunder is no greater than 33-1/3%;

                 (iv)  which  is  not  subordinated   (pursuant  to  contractual
      provisions or otherwise) to the prior payment of any other liabilities or any equity interests of the related Obligor;

                  (v) which has a scheduled final maturity date no later than the tenth (10th) anniversary after the related Origination Date;

                 (vi) which is not a revolving loan or any other type of instrument, the Loan Documents for which provide that the Borrower has a continuing obligation to advance any amount or otherwise extend credit to the Obligor after the date the Borrower funded its interest in such Loan Asset;

                (vii) if it is a Distressed Asset, the underlying loans are fully collateralized by a first priority perfected security interest in assets or properties of the related Obligor;

               (viii) in which, to the best of the Borrower's knowledge, the Borrower's interest in all collateral security therefor and principal and interest payments thereunder is no less than pro rata and pari passu with all other lenders thereunder and participants therein;

                 (ix) which, if the Borrower is a participant therein, was purchased from a selling institution which is either (A) a bank (or a Section 20 Affiliate of a controlling parent bank), which bank has a current deposit rating no less than "A-" from S&P and "A3" from Moody's, or (B) not a bank, and the medium and long term corporate debt obligations of which are rated no less than "A-" from S&P and "A3" from Moody's; and

                  (x) the related Loan Documents require the Obligor to make all payments in respect of such Loan Asset free and clear of and without any deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivision thereof.

            "EQUITY SECURITIES" shall mean common and preferred stock, including without limitation common stock purchase warrants and rights, equity interests in trusts, partnerships, joint ventures or similar enterprises and depositary receipts, but excluding equity securities that are attached to, or part of a unit with debt securities.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA GROUP" shall mean the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

            "EUROCURRENCY LIABILITIES" shall have the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "EURODOLLAR ADDITIONAL YIELD" means additional Yield on the outstanding principal of each Advance during the Settlement Period in respect of such Advance in respect of which Yield is computed by reference to the Eurodollar Rate, for such Settlement Period, at a rate per annum equal at all times during such Settlement Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Settlement Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to one-hundred percent (100%) minus the Eurodollar Rate Reserve Percentage of the Lender or a Secondary Lender, as applicable to an Advance, for such Settlement Period.

            "EURODOLLAR RATE" means, for any Advance for any Settlement Period, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Settlement Period in an amount substantially equal to the outstanding principal amount of such Advance on such first day and for a period equal to such Settlement Period.

            "EURODOLLAR RATE ADVANCE" shall mean an Advance the Yield on which is computed with reference to the Eurodollar Rate.

            "EURODOLLAR RATE RESERVE PERCENTAGE" for any Settlement Period for any Eurodollar Rate Advance shall mean the reserve percentage applicable during such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Lender or any Secondary Lender, if applicable to an Advance, with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Settlement Period.

            "EVENT OF DEFAULT" shall mean any of the events, acts or occurrences set forth in Section 6.01.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

            "FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.

            "FEE LETTER" shall mean that certain letter agreement dated the date hereof between the Borrower and the Agent, as the same may from time to time be amended, supplemented, waived or modified.

            "FOREIGN ASSET" shall mean any Asset issued or Guaranteed by a Person organized outside of the United States and in the case of any Loan Asset the related Obligor is organized outside of the United States.

            "GAAP" shall mean generally accepted accounting principles in the United States, in effect from time to time, consistently applied.

            "GOVERNMENTAL AUTHORIZATIONS" shall mean all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

            "GOVERNMENTAL FILINGS" shall mean all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing with all Authorities.

            "GUARANTEE" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "ILLIQUID ASSET" means as of any date, any Asset for which the Value of such Asset is not readily ascertainable from a recognized independent source in the market for such Asset.

            "INDUSTRY CLASS" shall mean the Credit Suisse First Boston High Yield Index and, to the extent such index is no longer published, each industry class specified in Moody's industry classifications.

            "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended or any successor statute.

            "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

            "INVESTMENT POLICIES AND RESTRICTIONS" shall mean the provisions dealing with investment policies, distributions, investment restrictions, tender offers, repurchases, leverage and diversified status as set forth in the Borrower's Prospectus in effect on the Closing Date, or as modified as permitted under this Agreement.

            "INVESTOR REPORT" shall mean the Investor Report of the Borrower substantially in the form of Schedule I hereto.

            "LAW" shall mean any action, code, consent decree, constitution, decree, directive, enactment, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, statute, or writ of any Authority.

            "LENDER" shall mean CRC, together with all Persons which acquire any interest in any Advance under the Asset Purchase Agreement.

            "LENDER RATE" for each day during a Settlement Period any Advance means to the extent the Lender funds such Advance on such day by issuing commercial paper notes, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by the Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by the Lender that are reasonably allocated, in whole or in part, by the Agent (on behalf of the Lender) to fund the making or maintenance of such Advance on such day as determined by the Agent (on behalf of the Lender) and reported to the Borrower, which rates shall reflect and give effect to the commissions of placement agents (which shall not exceed 0.05% per annum of the face amount of the commercial paper notes) and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent on behalf of the Lender; PROVIDED, HOWEVER, that if any component of such rate is a discount rate, in calculating the "Lender Rate" for such day the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

            "LENDER TERMINATION DATE" shall mean the date which is the earliest to occur of (i) the date which is one (1) Business Day prior to the Secondary Lender Stated Expiration Date, and (ii) the date on which the Total Commitment shall terminate pursuant to Section 2.10 or Section 6.01.

            "LETTER AGREEMENT" shall mean the Letter Agreement dated as of the date hereof from the Adviser to the Agent on behalf of the Secured Parties, as the same may from time to time be amended, supplemented, waived or modified.

            "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or security interest (statutory or other), priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any effective financing statement under the UCC or comparable law of any jurisdiction).

            "LIQUIDATION FEE" means, in respect of any Advance for any Settlement Period during which the principal on such Advance is repaid by the Borrower in whole or in part, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Settlement Period) which would have accrued during such Settlement Period on the reduction of the outstanding principal amount of such Advance relating to such Settlement Period had such reductions remained as outstanding principal, exceeds (ii) that income, if any, received by the Lender's investing the proceeds of such reductions of principal.

            "LOAN   ASSET"   shall   mean   a   direct   or   participation   or
subparticipation interest in or assignment or novation of a loan made to a corporate borrower by one or more commercial banks or other financial institutions, as described in the Prospectus in effect on the Closing Date under the heading "Corporate Loans".

            "LOAN DOCUMENTS" means with respect to any Loan Asset, each loan agreement, promissory note, collateral security agreement and any other document evidencing, securing or executed in connection with such Loan Asset, including without limitation, the agreements and instruments in respect of which the Borrower acquired such Loan Asset.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the ability of the Borrower, the Adviser, or the Custodian to fully perform its obligations under this Agreement or any other Program Document, (ii) any Secured Party's right, title and interest in the Assigned Collateral and the Related Security or on the rights and remedies of any Secured Party under any Program Document, or (iii) the business, financial condition, operations of the Borrower, or (iv) a significant portion of the Assets or properties of the Borrower.

            "MATURITY DATE" shall mean (i) with respect to any Advance made by the Lender, the Lender Termination Date (or if such day is not a Business Day, the Business Day immediately preceding such date) or such earlier date as provided in Section 6.01, and (ii) with respect to any Advance made by a Secondary Lender, including the Committed Advance, the date which is four (4) years after the Borrowing Date of such Advance (or if such day is not a Business Day, the Business Day immediately preceding such date) or such earlier date as provided in Section 6.01.

            "MOODY'S" shall mean Moody's Investors Service, Inc., together with its successors.

            "MULTIEMPLOYER PLAN" shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "NET ASSET VALUE" shall mean, with respect to the Borrower, as of the date any determination thereof is made, the net asset value of the Borrower computed in the manner such net asset value is required to be computed by the Borrower in its reports to its shareholders.

            "NET ELIGIBLE ASSET VALUE" shall mean on the date any determination thereof is made, an amount equal to the aggregate Asset Value of all Eligible Assets reduced by the sum (without duplication) of:

                  (i) the amount by which the aggregate Asset Value of all Eligible Assets (other than U.S. Government Securities and money market mutual funds) issued, Guaranteed or owing by any Person (together with all Affiliates of such Person), other than the three Persons (together with all Affiliates of such Person) that have the highest amounts of aggregate Asset Value of all Eligible Assets relating to them (the "Three Largest Obligors"), exceeds five percent (5%) of the aggregate Asset Value of all Eligible Assets;

                  (ii) the amount by which the aggregate Asset Value of all Eligible Assets (other than U.S. Government Securities and money market mutual funds) issued, Guaranteed or owing by any of the Three Largest Obligors exceeds eight percent (8%) of the aggregate Asset Value of all Eligible Assets;

                  (iii) the amount by which the aggregate Asset Value of all Eligible Assets which constitute shares of any single money market mutual fund exceeds twenty percent (20%) of the aggregate Asset Value of all Eligible Assets;

                  (iv) the amount by which the aggregate Asset Value of all Eligible Assets (other than U.S. Government Securities) issued, Guaranteed or owing by Persons in a single Industry Class, other than the one Industry Class with the highest amounts of the aggregate Asset Value of all Eligible Assets attributable to it (the "Largest Industry"), exceeds twenty percent (20%) of the aggregate Asset Value of all Eligible Assets;

                  (v) the amount by which the aggregate Asset Value of all Eligible Assets (other than U.S. Government Securities) issued, Guaranteed or owing by all Persons in the Largest Industry exceeds twenty-five percent (25%) of the aggregate Asset Value of all Eligible Assets;

                  (vi) the amount by which the aggregate Asset Value of all Eligible Assets which constitute Single Market Source Assets exceeds twenty-five percent (25%) of the aggregate Asset Value of all Eligible Assets;

                  (vii) the amount by which the aggregate Asset Value of all Eligible Assets which constitute Foreign Assets exceeds thirty-five percent (35%) of the aggregate Asset Value of all Eligible Assets;

                  (viii)the amount by which the aggregate Asset Value of all Eligible Assets which are denominated or payable in a currency other than Dollars exceeds fifteen percent (15%) of the aggregate Asset Value of all Eligible Assets;

                  (ix) the amount by which the aggregate Asset Value of all Eligible Assets issued, Guaranteed or owing by Persons organized under the laws of any single jurisdiction which is not an OECD Country exceeds five percent (5%) of the aggregate Asset Value of all Eligible Assets;

                  (x) the amount by which the aggregate Asset Value of all Eligible Assets issued, Guaranteed or owing by Persons organized under the laws of all jurisdictions that are not OECD Countries exceeds fifteen percent (15%) of the aggregate Asset Value of all Eligible Assets;

                  (xi) the amount by which the aggregate Asset Value of all Eligible Assets which constitute Distressed Assets exceeds ten percent (10%) of the aggregate Asset Value of all Eligible Assets;

                  (xii) the amount by which the aggregate Asset Value of all Eligible Assets which constitute Distressed Assets issued, Guaranteed or owing by any single Person (together with all Affiliates of such Person) exceeds three percent (3%) of the aggregate Asset Value of all Eligible Assets;

                  (xiii)the amount by which the aggregate Asset Value of all Eligible Assets which as of any date of determination constitute a Distressed Asset or which are rated "Caa" by Moody's or "CCC" by S&P or, if unrated, are in the judgment of the Adviser of equivalent credit quality exceeds forty percent (40%) of the aggregate Asset Value of all Eligible Assets;

                  (xiv) the amount by which the aggregate Asset Value of all Eligible Assets which constitute Equity Securities exceeds twenty percent (20%) of the aggregate Asset Value of all Eligible Assets;

                  (xv) the amount by which the aggregate Asset Value of all Eligible Assets which constitute Equity Securities issued by any single Person exceeds three percent (3%) of the aggregate Asset Value of all Eligible Assets; and

                  (xvi) the Aggregate Custodian's Advance Amount.


            "NOTICE OF BORROWING" shall have the meaning assigned to such term in Section 2.02.

            "NOTICE OF EXCLUSIVE CONTROL" shall have the meaning assigned to such term in the Control Agreement.

            "OBLIGOR" shall mean in respect of any Loan Asset, the Person primarily obligated under the related Loan Documents to repay the loan or extension of credit which is the subject of such Loan Asset.

            "ORIGINATION DATE" shall mean in respect of any Loan Asset the initial date on which the proceeds of the loan or other extension of credit which is the subject of such Loan Asset was advanced to the Obligor under the related Loan Documents.

            "OECD COUNTRY" means Israel and any country which is a member of the Organization for Economic Cooperation and Development which has a sovereign credit rating for "foreign currency" of at least "AA-" and "Aa3" from S&P and Moody's, respectively.

            "PERCENTAGE" of any Secondary Lender means, (a) with respect to Citibank, the percentage set forth on the signature page to this Agreement, or such amount as reduced by any Assignment and Acceptance entered into with an Eligible Assignee, or (b) with respect to a Secondary Lender that has entered into an Assignment and Acceptance, the amount set forth therein as such Secondary Lender's Percentage, or such amount as reduced by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee.

            "PERMITTED DEBT" shall mean (i) Debt arising under this Agreement or the other Program Documents to the Secured Parties, (ii) accrued expenses and current trade accounts payable incurred in the ordinary course of the Borrower's business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings, (iii) Debt in favor of the Custodian relating to Custodian Overdraft Advances incurred in the ordinary course of the Borrower's business, (iv) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default and so long as execution is not levied thereunder or in respect of which the Borrower (A) shall at the time in good faith be diligently prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (B) shall have obtained an unsecured performance bond in respect of such judgment or award, and (v) Debt (other than Debt for borrowed money) arising in connection with transactions in the ordinary course of the Borrower's business in connection with its purchasing of securities, Derivatives Transactions, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Borrower's Investment Policies and Restrictions.

            "PERMITTED LIENS" shall mean in respect of any Asset of the Borrower
(i) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Borrower's books, (ii) Liens of the Custodian securing the Custodian's Overdraft Advances, and (iii) Liens incidental to the conduct of the Borrower's business securing the performance of fee and expense obligations to the Custodian and other similar agents which are providing services in respect of the Borrower's Assets arising in the ordinary course of the Borrower's business.

            "PERSON" shall mean an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

            "PLAN" shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal
Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "POST-DEFAULT RATE" shall mean in respect of all amounts payable to any Secured Party under any Program Document not paid when due (whether at stated maturity, by acceleration or otherwise), including, without limitation, the principal and Yield on any Advance not paid when due, a rate per annum during the period commencing on the due date until such amount is paid in full equal to the Alternative Base Rate as in effect from time to time plus two percent (2%).

            "PRINCIPAL OFFICE" shall mean the principal office of Citibank presently located at 399 Park Avenue, New York, New York.

            "PRIVATE AUTHORIZATIONS" shall mean all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Authorities) including, without limitation, those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

            "PROCEEDS" shall have, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

            "PROGRAM DOCUMENTS" shall mean this Agreement, the Advance Notes, the Letter Agreement, the Asset Purchase Agreement, the Control Agreement, Advisory Agreement, the Custodial Agreement, the Fee Letter and the other agreements, documents and instruments entered into or delivered in connection herewith or therewith.

            "PROSPECTUS" shall mean with respect to the Borrower the prospectus filed with the SEC as a part of the Borrower's registration statement on Form N-2, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information included in such registration statement.

            "REGULATION T" shall mean Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "REGULATION X" shall mean Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "RELATED SECURITY" shall have the meaning assigned to such term in Section 7.01.

            "S&P" shall mean Standard & Poor's Ratings Group, together with its successors.

            "SEC" shall mean the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

            "SECONDARY LENDER COMMITMENT" shall mean (a) with respect to Citibank, an amount equal to the Total Commitment, as such amount shall be reduced by any Assignment and Acceptance entered into between Citibank and an Eligible Assignee, or (b) with respect to a Secondary Lender that has entered into an Assignment and Acceptance, the amount set forth therein as such Secondary Lender's "Secondary Lender Commitment", in each case as such amount may be reduced by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the

Total Commitment pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Secondary Lender's Secondary Lender Commitment.

            "SECONDARY LENDER STATED EXPIRATION DATE" shall mean October 22, 1999, UNLESS, prior to such date (or the date so extended pursuant to this clause), upon the Borrower's request, made not more than forty-five (45) days nor less than thirty (30) days prior to the then current Secondary Lender Stated Expiration Date, one or more Secondary Lenders having 100% of the Total Commitment shall in their sole discretion consent, which consent shall be given not less than ten (10) days prior to the then current Secondary Lender Stated Expiration Date (the date any such consent is given, the "Extension Date"), to the extension of the Secondary Lender Stated Expiration Date to the date occurring 364 days after such Extension Date; PROVIDED, HOWEVER, that any failure of any Secondary Lender to respond to the Borrower's request for such extension shall be deemed a denial of such request by such Secondary Lender.

            "SECONDARY LENDER TERMINATION DATE" shall mean the earlier of (a) the Secondary Lender Stated Expiration Date, and (b) the date the Total Commitment shall terminate pursuant to Section 2.10 or Section 6.01.

            "SECTION 20 AFFILIATE" means an Affiliate of a Federal Reserve member bank which engages principally in the securities business, to the extent allowed under and pursuant to Section 20 of the Glass-Steagall Act, as amended.

            "SECONDARY LENDERS" shall mean Citibank and each Eligible Assignee that becomes a party to this Agreement pursuant to Section 9.06.

            "SECURED PARTIES" shall mean the Agent, the Lender, the Secondary Lenders and their respective successors and assigns.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

            "SETTLEMENT DATE" shall mean the date which is two (2) Business Days after the end of each Settlement Period.

            "SETTLEMENT PERIOD" shall mean in respect of any Advance:

                  (a) in the case of any  Settlement  Period in respect of which
            Yield is computed by reference to the Lender Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement; PROVIDED, HOWEVER, that in the case of any Settlement Period for any Advance which commences before the Maturity Date for such Advance and would otherwise end on a date occurring after such Maturity Date, such Settlement Period shall end on such Maturity Date;

                  (b) in the case of any  Settlement  Period in respect of which
            Yield is computed by reference to the Assignee Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement; PROVIDED, HOWEVER, that any Settlement Period which is other than the monthly Settlement Period shall be of such duration as shall be selected by the Agent; and

                  (c) in the case of any  Settlement  Period in respect of which
            Yield is computed by reference to the Alternate Base Rate, such Settlement Period shall be of such duration as shall be selected by the Agent.

            "SINGLE MARKET SOURCE ASSET" shall mean any Asset for which Value is only readily ascertainable by one (1) recognized independent broker dealer or recognized independent pricing service in the market for such Asset which broker dealers or pricing services have been approved by the Adviser in accordance with the guidelines established by the Borrower's Board of Directors.

            "TOTAL COMMITMENT" shall mean $200,000,000 as such amount may be reduced pursuant to Section 2.10. References to the unused portion of the Total Commitment shall mean, at any time, the Total Commitment then in effect, minus the outstanding principal amount of the Advances.

            "TOTAL ELIGIBLE ASSET COVERAGE TEST" shall mean as of any day of determination, and after giving effect to all transactions on such day, that the Credits Outstanding are less than or equal to 33 1/3% of the Net Eligible Asset Value.

            "TRANSACTION AGENT" means a commercial bank, insurance company, finance company or other financial institution that is acting as agent under the Loan Documents relating to any Loan Asset.

            "UCC" shall mean the Uniform Commercial Code, as from time to time in effect in the applicable jurisdictions.

            "U.S. GOVERNMENT SECURITIES" shall mean any securities which are direct obligations of, or obligations the principal and interest on are unconditionally guaranteed by the United States of America.

            "VALUE" shall have the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

            "WEEKLY PORTFOLIO REPORT" shall have the meaning assigned to such term in Section 5.01(e)(vii).

            "YEAR 2000 PROBLEM" shall have the meaning  assigned to such term in
Section 4.01(p).

            "YIELD" means for each Advance for each Settlement Period:

             (i) for each day during such Settlement Period to the extent such Advance will be funded on such day by CRC through the issuance of commercial paper notes,


                                   LR x P + LF
                                       ---
                                       360

            (ii) for each day during such Settlement Period to the extent such Advance will be funded on such day by the Secondary Lenders or the Lenders, other than CRC,

                                     AR x P
                                         ---
                                       360

            where:

                  AR    =           the Assignee Rate for such Advance for
                                    such Settlement Period

                  P     =           the outstanding principal amount of such
                                    Advance on such day

                  LR    =           the Lender Rate for such Advance on such
                                       day

                  LF    =           the Liquidation Fee, if any, for such
                                    Advance for such Settlement Period;

PROVIDED, FURTHER, that Yield for any Advance shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

            SECTION I.02.     RULES OF CONSTRUCTION.

            For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            Singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate.

            The words "herein," "hereof" and "hereunder" and other words of similar import used herein refer to this Agreement as a whole and not to any particular appendix, article, schedule, section, paragraph, clause, exhibit or other subdivision.

            The headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof.

            References in this Agreement to "including" shall mean including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

            Each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement.

            SECTION I.03.     COMPUTATION OF TIME PERIODS.

            Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" both mean "to but excluding".

                                   ARTICLE II
                            ADVANCES TO THE BORROWER

            SECTION I.04.     ADVANCE FACILITY.

            On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01 and 3.02, CRC may, in its sole discretion, make Advances to the Borrower on any Borrowing Date from the date hereof to the Lender Termination Date. On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01 and 3.02 and during the period from the date hereof to the Secondary Lender Termination Date, the Secondary Lenders shall make Advances to the Borrower, ratably in accordance with their respective Secondary Lender Commitments, to the extent CRC has determined not to make such Advance. Under no circumstances shall CRC or any Secondary Lender make any such Advance, to the extent that after giving effect to the making of such Advance the aggregate principal amount of all outstanding Advances would exceed the Total Commitment.

            SECTION I.05.     MAKING OF ADVANCES.

            (a) The Borrower shall give the Agent written notice (which notice shall be irrevocable and effective only upon receipt by the Agent) of each request for an Advance (each such request a "Notice of Borrowing") not later than 12:00 noon (New York City time) on the day which is three (3) Business Days prior to the proposed borrowing date, which notice shall specify (i) the proposed borrowing date therefor (each such date, a "Borrowing Date"), and (ii) the principal amount of the proposed Advance. Any such Notice of Borrowing shall be substantially in the form of Exhibit B hereto, dated the date such request is being made, and otherwise appropriately completed. Each Advance shall be in a principal amount of at least $1,000,000 and in integral multiples of $1,000,000 in excess thereof. During the period prior to the Lender Termination Date, CRC shall promptly notify the Agent whether it has determined to make a proposed Advance and the Agent shall promptly thereafter notify the Borrower whether CRC has determined to make such Advance. If CRC has determined not to make a proposed Advance or if the Lender Termination Date has occurred prior to the Secondary Lender Termination Date, the Agent shall promptly send notice of the proposed Advance to all of the Secondary Lenders concurrently by telecopier, telex or cable specifying the Borrowing Date for such Advance, each Secondary Lender's Percentage multiplied by the principal amount of such Advance and whether the Yield for such Advance is calculated based on the Eurodollar Rate or the Alternate Base Rate. On any Borrowing Date CRC or the Secondary Lenders shall, subject to the terms and conditions of this Agreement, make available to the Borrower at the Borrower's Account the principal amount of the requested Advance in immediately available funds. To the extent not covered by Section 2.08, the Borrower shall indemnify CRC, each Secondary Lender and the Agent against any loss or expense incurred by them as a result of any failure by the Borrower to accept any Advance requested in a Notice of Borrowing or as a result of the failure of the Borrower to receive any Advance requested in a Notice of Borrowing as a result of the failure of any condition precedent to the making of such Advance to be satisfied, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of funds acquired or requested to fund such Advance.

            (b) The parties hereto agree that on the Maturity Date of the Advances made by CRC (the "CRC Maturity Date") so long as no Default or Event of Default shall have occurred and be continuing on such date, and subject to the other terms and conditions of this Agreement (other than the obligation to deliver a Notice of Borrowing), the Secondary Lenders shall make an Advance (the "Committed Advance") on such date in a principal amount equal to the outstanding principal amount of the Advances funded by CRC, unless on or prior to the Second Business Day preceding the CRC Maturity Date the Borrower has delivered a written notice to the Agent stating that it has elected not to receive such Committed Advance. Notwithstanding anything in this Agreement to the contrary, the principal amount of such Committed Advance shall be made ratably by the Secondary Lenders to the Agent's Account and shall constitute a payment in full by the Borrower in respect of the outstanding principal amount of the Advances maturing on the CRC Maturity Date and shall be applied by the Agent on the CRC Maturity Date to the outstanding principal amount of the Advances made by CRC.

            SECTION I.06.     ADVANCE NOTES.

            (a) All Advances by CRC and each Secondary Lender to the Borrower shall be evidenced by separate Advance Notes, with appropriate insertions, which shall (i) be payable to CRC and each Secondary Lender and provide for the payment of the unpaid principal amount of the Advances evidenced thereby on the Maturity Date for such Advances, (ii) require that the Borrower pay Yield on the outstanding principal amount as provided in Section 2.06 hereof, and (iii) be entitled to the benefits of this Agreement and the other Program Documents. The date and principal amount of each Advance and of each repayment of principal thereon shall be recorded by CRC or the Secondary Lenders, as the case may be, or their designee on Schedule I attached to CRC's or such Secondary Lender's Advance Note and the aggregate unpaid principal amount shown on such schedules shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Advances. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Advance Note to repay the principal amount of the Advances together with all Yield thereon.

            (b) The Borrower agrees that upon any Eligible Assignee becoming a Secondary Lender hereunder in accordance with Section 9.06, it shall promptly upon the request of the Agent execute and deliver an Advance Note payable to the order of such Secondary Lender and otherwise appropriately completed.

            SECTION I.07.     MATURITY OF THE ADVANCES.

            It is understood and agreed that the principal amount of and the unpaid Yield on each outstanding Advance shall be due and payable on the Maturity Date for such Advance.

            SECTION I.08. PREPAYMENT OF THE ADVANCES.

            (a) It is understood and agreed that the Borrower shall have the right at any time and from time to time, upon not less than three (3) Business Days' prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing) to the Agent specifying the date and amount of such prepayment, to prepay all or a portion of the outstanding Advances, together with unpaid Yield thereon, on a Business Day; PROVIDED, that any such prepayment, if a partial prepayment, shall be an integral multiple of $1,000,000 with a minimum amount of $1,000,000.

            (b) If at any time the Borrower does not comply with the Borrowing Base Test, the Borrower shall, no later than the close of business on the next Business Day following the occurrence of such compliance shortfall: (i) either
(x) transfer into the Collateral Account additional Eligible Collateral having an Asset Value at least sufficient to cause the aggregate Asset Value of the Assigned Collateral to satisfy the Borrowing Base Test; or (y) prepay Advances in a principal amount (and pay the Yield thereon) at least sufficient to cause the aggregate Asset Value of the Assigned Collateral to satisfy the Borrowing Base Test, and (ii) deliver to Agent a certificate, signed by an authorized officer of the Borrower, that (x) specifies the amount of the compliance shortfall; (y) specifies the identity and Asset Value of the additional Eligible Collateral transferred, or the principal amount of Advances prepaid, as applicable; and (z) certifies that such compliance shortfall has been cured.

            (c) If at any time the Borrower does not comply with the Total Eligible Asset Coverage Test, the Borrower shall: (i) no later than the close of business on the fifth Business Day following the occurrence of such compliance shortfall either (A) acquire additional Eligible Assets having an Asset Value at least sufficient to cause Credits Outstanding to be less than or equal to 32-1/3% of the Net Eligible Asset Value, as determined on the second Business Day after the occurrence of such compliance shortfall, or (B) prepay Advances in a principal amount (and pay the Yield thereon) at least sufficient to cause
Credits Outstanding to be less than or equal to 32-1/3% of the Net Eligible Asset Value, as determined on the second Business Day after the occurrence of such compliance shortfall; and (ii) no later than the close of business on the second Business Day following the occurrence of such compliance shortfall, deliver to the Agent a certificate, signed by an authorized officer of the
Borrower, that certifies (1) the amount of the compliance shortfall, (2) specifies whether the Borrower shall either (x) prepay the Advances in accordance with clause (B) above, or (y) acquire additional Eligible Assets in accordance with clause (A) above and specifying the identity and Asset Value of the Eligible Assets for which the Borrower has entered into corrective trades in order to satisfy the requirements of clause (A) of this Section 2.05(c), and (3) certifies that the requirements of this Section 2.05(c) shall be satisfied on or prior to the fifth Business Day following the occurrence of such compliance shortfall.

(d) The amount of each prepayment under this Section 2.05 shall be applied to the Advances in the order in which such Advances were made.

            SECTION I.09.     YIELD.

            The Borrower hereby agrees to pay the Yield computed with reference to the principal amount of each Advance outstanding from time to time. Yield accruing in respect of any Advance for any Settlement Period shall be due and payable on the Settlement Date immediately succeeding such Settlement Period and as required by Section 2.05. It is the intention of the parties hereto that the Yield on the Advances shall not exceed the maximum rate permissible under applicable law. Accordingly, anything herein or in any Advance Note to the contrary notwithstanding, in the event any Yield is charged to, collected from or received from or on behalf of the Borrower by the Lender or the Secondary Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts owing by the Borrower to the Lender, the Secondary Lenders and the Agent under the Program Documents (other than in respect of principal and Yield on Advances) and then to the reduction of the outstanding principal balance of the Advances.

            SECTION I.10.     INCREASED COSTS.

            If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements reflected in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any Applicable Law or (ii) the compliance with any guideline or request from any central bank or other Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender or any Secondary Lender or any of their respective Affiliates (each an "Affected Person") of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to the Borrower, then the Borrower shall from time to time, upon demand by the Lender or such Secondary Lender pay to the Agent for the account of the Lender or such Secondary Lender additional amounts sufficient to compensate the Lender or such Secondary Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Lender or such Secondary Lender, shall be conclusive and binding for all purposes, absent manifest error.

            If an Affected Person determines that compliance with any Applicable Law or request from any central bank or other Authority charged with the interpretation or administration thereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Affected Person and that the amount of such capital is increased by or based upon the existence of such Affected Person's commitment under the Program Documents or upon such Affected Person's making, funding or maintaining Advances, then, upon demand of such Affected Person (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in light of the circumstances. A certificate setting forth in reasonable detail such amounts submitted to the Borrower by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

            SECTION I.11.     COMPENSATION.

            The Borrower shall compensate the Lender and each Secondary Lender, upon its written request (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by the Lender and each Secondary Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Advances and any loss sustained by the Lender or any such Secondary Lender in connection with the re-employment of such funds, but excluding any loss of anticipated profit), which the Lender or any such Secondary Lender may sustain: (i) if for any reason (other than a default by the Lender or such Secondary Lender) a borrowing of any Eurodollar Rate Advance by the Borrower does not occur on a date specified therefor in the Notice of Borrowing (whether or not withdrawn),
(ii) if any prepayment of any of the Borrower's Eurodollar Rate Advances occurs on a date which is not the last day of a Settlement Period applicable thereto,
(iii) if any prepayment of any of the Borrower's Eurodollar Rate Advances is not made on any date specified in a notice of prepayment given by the applicable Borrower, or (iv) as a consequence of any other default by the Borrower to repay its Eurodollar Rate Advances when required by the terms of this Agreement.

            SECTION I.12.     ADDITIONAL YIELD ON EURODOLLAR RATE ADVANCES.

            If the Lender or any Secondary Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, the Borrower shall pay to the Lender or such Secondary Lender Eurodollar Additional Yield on the principal amount of each outstanding Advance on each date on which Yield is payable on such Advance. Such Eurodollar Additional Yield shall be determined by the Lender or such Secondary Lender and notified to the Borrower through the Agent within thirty (30) days after any Interest payment is made with respect to which such additional Yield is requested. A certificate as to such Eurodollar Additional Yield submitted to the Borrower and the Agent shall be conclusive and binding for all purposes, absent manifest error.

            SECTION I.13.     TERMINATION OR REDUCTION OF THE TOTAL
Commitment.

            The Borrower may at any time, upon thirty (30) days prior written notice to the Agent terminate in whole or reduce in part the unused portion of the Total Commitment; PROVIDED, that each such partial reduction of the Total Commitment shall be in an amount equal to at least $5,000,000 or an integral multiple thereof.

            SECTION I.14.     RESCISSION OR RETURN OF PAYMENT.

            The Borrower further agrees that, if at any time all or any part of any payment theretofore made by it to any Secured Party or their designees is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or any of its affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

            SECTION I.15.     FEES PAYABLE BY BORROWER.

            The Borrower agrees to pay the Agent such fees as are set forth in the Fee Letter.

            SECTION I.16.     POST DEFAULT INTEREST.

            The Borrower hereby promises to pay interest on the unpaid principal amount of each Advance and any other amount payable by the Borrower hereunder, in each case, which shall not be paid in full when due, for the period commencing on the due date thereof until but not including the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on the Agent's demand.

            SECTION I.17.     PAYMENTS.

            (a) All amounts owing and payable by the Borrower to the Agent, the Lender or any Secondary Lender, in respect of the Advances, including, without limitation, the principal thereof, Yield, fees, expenses or other amounts payable under the Program Documents, shall be paid in Dollars, in immediately available funds by wire transfer initiated on or prior to 11:00 a.m. (New York City time) on the date due without counterclaim, setoff, deduction, defense, abatement, suspension or deferment to the Agent's Account. Any payment initiated after 11:00 a.m. (New York City time) on any day shall be deemed to have been made on the next Business Day for all purposes of this Agreement.

            (b) All computations of interest at the Post-Default Rate and all computations of Yield, fees and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment to be made hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment.

(c) Upon receipt of funds deposited into the Agent's Account, the Agent shall distribute such funds, FIRST to the Lender and the Secondary Lenders in payment in full of all accrued and unpaid Yield owing to the Lender and Secondary Lenders, SECOND to the Lender, the Secondary Lenders or the Agent in payment of any other fees or other amounts owed by the Borrower to the Lender, the Secondary Lender and the Agent under this Agreement and the other Program Documents (other than in respect of the principal amount of the Advances), and THIRD to the payment of the principal amount of the Advances.

            (d) The Agent shall, on or prior to 12:00 Noon (New York City time) on the Business Day immediately preceding each Settlement Date, notify the Borrower of the Yield, Fees and other amounts due and payable on such Settlement Date.

            SECTION I.18.     BORROWER'S OBLIGATIONS ABSOLUTE.

            The Borrower's obligations under this Agreement and under the other Program Documents shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, the Lender any Secondary Lender or any other Person.


                                   ARTICLE III
                              CONDITIONS PRECEDENT

            SECTION I.19. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT.

            The effectiveness of this Agreement and the Lender's and the Secondary Lenders' obligations hereunder shall be subject to the conditions precedent that the Agent shall have received on or before the initial Borrowing Date the following, each (unless otherwise indicated) in form and substance reasonably satisfactory to the Agent in sufficient copies for the Lender and the Secondary Lenders:

            (a) each of the Program Documents duly executed and delivered by the parties thereto;

            (b) the Prospectus, as in effect on the Closing Date;

            (c) the signed opinions of counsel to the Borrower, and the Adviser addressed to the Agent, the Lender and each Secondary Lender as to such matters as the Agent, the Lender and each Secondary Lender shall have reasonably requested;

            (d) an Advance Note duly executed and completed by the Borrower to the Lender and each Secondary Lender, which shall be in full force and effect;

            (e) all Governmental Authorizations, Private Authorizations and Governmental Filings, if any, which may be required in connection with the transactions contemplated by the Program Documents;

            (f) a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Adviser certifying (i) as to its certificate of incorporation and by-laws, (ii) as to any resolutions of its Board of Directors approving this Agreement and the other Program Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Program Documents are true and correct, and (iv) the incumbency and specimen signature of each of its officers authorized to execute the Program Documents;

            (g) acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of such initial borrowing under the UCC in all jurisdictions necessary in order to perfect the interests in the Assigned Collateral contemplated by this Agreement;

            (h) acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Eligible Assets of the Borrower previously granted by the Borrower;

            (i) the Agent shall have received a pro-forma Investor Report, which shall evidence compliance with the terms of the Program Documents after giving effect to the initial borrowing of Advances under this Agreement;

            (j) the Agent shall have received the fees to be received by it on or prior to the Closing Date under the Fee Letter;

            (k) the results of a recent search by a Person satisfactory to the Agent of all UCC lien filings with respect to the Borrower, and such results shall be satisfactory to the Agent; and

            (l) the Agent shall have received from the Borrower such other instruments, certificates and documents as the Agent shall have reasonably requested, all in form and substance satisfactory to the Agent.

            SECTION I.20.     CONDITIONS PRECEDENT TO ALL ADVANCES.

            The obligation of the Lender and the Secondary Lenders to make any Advance (including the initial Advance) on any Borrowing Date shall be subject to the fulfillment of the following conditions:

            (a) each of the representations and warranties of the Borrower, the Custodian and the Adviser contained in this Agreement, the Letter Agreement and the other Program Documents shall be true and correct as of such date;

            (b) no Default or Event of Default shall have occurred and be continuing at or prior to the time of the making of such Advance or shall result from the making of such Advance;

            (c) the conditions precedent set forth in Section 3.01 shall have been fully satisfied;

            (d) immediately after giving effect to such Advance the Borrower shall be in compliance with each of the Borrowing Base Test and the Total Eligible Asset Coverage Test;

            (e) immediately after the making of any such Advance, the aggregate outstanding principal amount of all Advances shall not exceed the Total Commitment; and

            (f)  the  Agent  shall  have   received   such  other   instruments,
certificates and documents as the Agent or the Lender shall reasonably request.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            SECTION I.21.     REPRESENTATIONS AND WARRANTIES OF THE
Borrower.

            The Borrower represents and warrants to each of the Secured Parties on and as of the Closing Date, each Borrowing Date, each date Assets are credited to or removed from the Collateral Account and the last day of each Settlement Period, as follows:

            (a) the Borrower is duly organized and validly existing in good standing under the laws of the State of Maryland, with full corporate power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Program Documents to which it is a party;

            (b) the Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets and properties, including, without limitation, the performance of its obligations under this Agreement and the other Program Documents to which it is a party, requires such qualification;

            (c) the execution, delivery and performance by the Borrower of the Program Documents to which it is a party and the other instruments and agreements contemplated thereby are within its corporate powers and have been duly authorized by all requisite corporate action by the Borrower and have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms;

            (d) neither the execution and delivery by the Borrower of this Agreement, the other Program Documents to which it is a party, or any instrument or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by it, will (i) conflict with, or result in a breach or violation of, or constitute a default under its certificate of incorporation or by-laws or other organizational documents, (ii) conflict with or contravene any Applicable Law or any contractual restriction binding on or affecting the Borrower or any of its Assets, (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (iv) result in any Adverse Claim upon any Asset of the Borrower;

            (e) the Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution, delivery and performance by the Borrower of this Agreement, the other Program Documents to which it is a party and the agreements and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which have not been obtained or made, is required to be obtained or made by it in connection with the execution, delivery or performance of this Agreement and the other Program Documents;

            (f) this Agreement and the Control Agreement and the actions required to be taken pursuant to the terms hereof are effective to create and perfect in the Agent for the benefit of the Secured Parties a perfected security interest in the Assigned Collateral free and clear of all Adverse Claims;

            (g) each Asset of the Borrower which constitutes Assigned Collateral is an Eligible Asset; the Borrower owns each such Eligible Asset free and clear of Adverse Claims (other than Permitted Liens); and as of the initial Borrowing Date and at all times thereafter, the Agent has a first priority perfected security interest in the Assigned Collateral free and clear of all Adverse Claims and no actions, except as have been taken, are necessary to perfect or protect such security interest;

            (h) no effective financing statements or other instruments similar in effect covering any Asset of the Borrower is on file in any recording office, except those filed in favor of the Agent pursuant to this Agreement;

            (i) the Borrower's principal place of business and chief executive office is at the address referred to in Section 5.01(d);

            (j) there are no pending or, to the best of the Borrower's knowledge, threatened investigations, actions, suits or proceedings involving the Borrower which give rise to a reasonable possibility of a Material Adverse Effect;

            (k) the Borrower is registered as a diversified, closed-end management investment company as such term is used in the Investment Company Act and is in compliance in all material respects with the Investment Policies and Restrictions;

            (l) the Prospectus, each Investor Report, each Weekly Portfolio Report, each Notice of Borrowing and all other written information, reports and statements (with respect to which, other than the Investor Report the Weekly
Portfolio Report and each Notice of Borrowing, shall be taken as a whole) provided by or on behalf of the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Program Documents or the transactions contemplated hereby or thereby is, and all such information hereafter provided by or on behalf of the Borrower to any Secured Party will be true, correct and complete in all material respects on the date such information is stated or certified and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect when considered in its entirety;

            (m) the Borrower is in compliance in all material respects with Applicable Law, including, without limitation, the Securities Act and the Investment Company Act;

            (n) the Borrower is not a member of an ERISA Group and has no Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA;

            (o) on each Borrowing Date and immediately after the making of each Advance itis in full compliance with the Borrowing Base Test and the Total Eligible Asset Coverage Test and the other conditions specified in Section 3.02;

            (p) the Borrower has reasonably determined that the Adviser has developed a program to address, on a timely basis (and in any event prior to December 31, 1999) and in all material respects, the risk that computer applications used in connection with the business and operations of the Borrower by the Adviser or by any of the Borrower's other material service providers may not properly perform date-sensitive functions involving certain dates prior to, during and after the year 2000 (the "Year 2000 Problem") and the Year 2000 Problem will not result in any Default or Event of Default by the Borrower and does not give rise to a reasonable possibility of a Material Adverse Effect;

            (q) the Borrower will qualify as a "regulated investment company" within the meaning of the Internal Revenue Code, and as such its income is not, and will not be, subject to income tax at the corporate level under the Internal Revenue Code;

            (r) the Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP and which could otherwise not give rise to a reasonable possibility of a Material Adverse Effect; and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate; and

            (s) the statement of assets and liabilities of the Borrower as at June 18, 1998, certified by Ernst & Young LLP, independent auditors, fairly presents in conformity with GAAP the financial position of the Borrower at such date and since such date there has been no material adverse change in the business, financial condition or results of operations of the Borrower.


                                    ARTICLE V
                                    COVENANTS

            SECTION I.22.     AFFIRMATIVE COVENANTS OF THE BORROWER.

            The Borrower covenants and agrees that it shall:

            (a) (i) duly observe, comply with and conform to all requirements of Applicable Law relative to the conduct of its business or to its Assets, including without limitation the Investment Company Act, to the extent failure to so observe, comply or conform does not give rise to a reasonable possibility of a Material Adverse Effect, (ii) preserve and keep in full force and effect the legal existence of the Borrower and the rights, privileges, qualifications and franchises of the Borrower, and (iii) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by the Borrower under this Agreement and the other Program Documents;

            (b) cause to be computed, paid and discharged when due all taxes, assessments and other governmental charges or levies imposed upon it, or upon any income or Assets of the Borrower, prior to the day on which penalties are attached thereto, unless and to the extent that the same shall be contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of the Borrower in accordance with GAAP and which could not otherwise give rise to a reasonable possibility of a Material Adverse Effect;

            (c) promptly, at its expense, execute and deliver such further instruments and take such further action in order to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Secured Parties, including, without limitation, all such actions which are necessary or advisable to maintain and protect the Secured Parties' security interest in the Related Security (other than as to perfection) and the Secured Parties' first priority perfected security interest in the Assigned Collateral;

            (d) keep its principal place of business and chief executive office at the address of the Borrower set forth in Section 9.02 or, upon thirty (30) days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the Secured Parties' security interest in the Assigned Collateral have been taken and completed;

            (e) provide to the Agent (with enough additional copies for the Lender and each Secondary Lender):

                 (i) as soon as available,  and in any event within seventy-five
      (75) days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, and statements of operations and of changes in net assets of the Borrower for such fiscal year, and a portfolio of investments as of the end of such fiscal year, with an audit report thereon issued by Ernst & Young LLP or other independent auditors of nationally recognized standing, together with the comparable report for the prior fiscal year;

                 (ii) as soon as available, and in any event within seventy-five
      (75) days after the end of each first semi-annual fiscal period of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such period, a statement of operations and of changes in net assets of the Borrower for such period, and a portfolio of investments as of the end of such period, all certified (subject to normal year-end adjustment) as to fairness of presentation in all material respects by the treasurer, chief financial officer or controller of the Borrower;

                 (iii) simultaneously with the delivery of each set of financial statements referred to in clause (i) above, a statement of the firm of independent auditors which reported on such statements to the effect that nothing has come to its attention to cause it to believe that any Default or Event of Default existed on the date of such statements;

                 (iv) as soon as possible, and in any event within five (5) days of the occurrence of any Default or Event of Default, a certificate of the treasurer, the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                 (v) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                 (vi)   promptly  upon  the  filing   thereof,   copies  of  all
      registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual and semi-annual reports which the Borrower shall have filed with the SEC;

                 (vii) on or before Monday of each week, weekly portfolio reports and weekly covenant compliance certificates in substantially the form of Schedule II attached hereto (each a "Weekly Portfolio Report") with respect to the immediately preceding calendar week, signed by an authorized officer of the Borrower;

                 (viii)on or before the tenth (10th) Business Day of each calendar month or more frequently as the Agent shall reasonably request (which may be daily), an Investor Report substantially in the form of
      Schedule I hereto, together with a certificate of the Borrower in substantially the form of Annex A to the Investor Report;

                 (ix) from time to time upon the request of the Agent, the Borrower shall, or shall cause the Custodian to deliver a report identifying the locations of any Assigned Collateral which is in the possession of or is maintained in securities accounts with an agent or sub-custodian of the Custodian which report shall specify the Assigned Collateral held by each such agent or sub-custodian;

                 (x) promptly upon its receipt of and contemporaneously with its giving of any notice relating to the termination of the Custodial Agreement or the Control Agreement, copies of any such notice; and

                 (xi) from time to time such additional information regarding the financial position or business of the Borrower as the Agent may reasonably request;

            (f) maintain in force with financially sound and reputable insurers, policies with respect to its assets and property and business against such risks and contingencies and in such amounts as are customary in the case of closed-end funds, engaged in similar lines of business of comparable size and financial strength and as may be required by the SEC;

            (g) remain at all times a diversified, closed-end investment company for the purposes of the Investment Company Act and continue to engage in business of the same general type as now conducted by the Borrower, and will preserve, renew and keep in full force and effect its corporate existence and rights, privileges and franchises necessary or desirable in the normal conduct of business and will at all times remain registered under the Investment Company Act;

            (h) annually (or more frequently as the Agent, for itself and as agent for the Secured Parties may require after the occurrence of and during the continuance of a Default or an Event of Default) and at the sole cost and expense of the Borrower

            (i) cause  Ernst & Young  LLP,  or  another  independent  auditor of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Agent, to enter the premises of the Borrower and any Person to whom the Borrower delegates all or any portion of its duties under any Program Document (including, without limitation, the Custodian) and examine and audit the books, records and accounts of the Borrower relating to its business, financial condition, operations and the Borrower's performance under the Program Documents, (ii) permit such accounting firm to discuss the Borrower's affairs and finances with the officers, partners, employees and accountants of any of them, (iii) cause such auditing firm to provide to the Agent, for itself and as agent for the Secured Parties, with a certified report in respect of the foregoing, which shall be in form and scope reasonably satisfactory to the Agent, for itself and as agent for the Secured Parties, and (iv) authorize such accounting firm to discuss such affairs, finances and performance with representatives of the Agent and its designees; it being understood that such annual audit and report of such independent auditors may be coordinated with the Borrower's regular annual audit by the Borrower's auditors;

            (i) permit the Agent or any Person designated by the Agent to, upon reasonable advance notice and during normal hours, visit and inspect at reasonable intervals its books, records and accounts relating to its business, financial condition, operations and its performance under the Program Documents and to discuss the foregoing with the officers, partners, employees and accountants of the Borrower, all as often as the Agent may reasonably request.

            (j) at all times comply with the Borrowing Base Test and the Total Eligible Asset Coverage Test and at all times comply in all material respects with the Investment Policies and Restrictions;

            (k) the Borrower shall warrant and defend each of the Secured Parties' right and interest in and to the Assigned Collateral and the Related Security against all Adverse Claims of all Persons whomsoever;

            (l) the Borrower shall at all times cause the Custodian to have and maintain in its custody and control Assigned Collateral in accordance with the terms of the Custodial Agreement and the Control Agreement and shall at all times cause all Eligible Assets of the Borrower to be custodied with the Custodian or a sub-custodian pursuant to the Custodial Agreement;

            (m) promptly give notice in writing to the Agent of all litigation, arbitration proceedings and regulatory proceedings affecting the Borrower or the Assets of the Borrower, except such proceedings which could not give rise to a reasonable possibility of a Material Adverse Effect;

            (n) keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with the requirements of the SEC; and

            (o) except as consented to by the Agent (which consent shall not be unreasonably withheld), at all times maintain Mitchell Hutchins Asset Management Inc. as the Borrower's investment adviser; PROVIDED, that the Agent shall in no event be obligated to consent to any change of the Adviser unless such successor investment adviser has entered into a letter agreement with the Agent substantially identical to the Letter Agreement.

            SECTION I.23.     NEGATIVE COVENANTS OF THE BORROWER.

            The Borrower covenants and agrees that the Borrower shall not:

            (a) enter into any agreement containing any provision which would be violated or breached by the performance of its obligations under any Program Document;

            (b) engage in any line of business not contemplated by the Prospectus;

            (c) create, assume or suffer to exist any Debt, except for Permitted Debt;

            (d) adopt or carry out any plan of liquidation, partial liquidation, reorganization, incorporation, recapitalization, merger or consolidation nor sell, transfer or otherwise dispose of all or any substantial portion of its assets, without the prior written consent of the Agent;

            (e) make any (i) payment to any Person except to the extent such payment is made pursuant to the terms of the Program Documents or such payment is made in the ordinary course of the Borrower's business, or (ii) advance or other extension of credit to any Person, except as expressly contemplated by the Investment Policies and Restrictions;

            (f) permit or consent to a change of the Custodian or cancel or terminate the Custodial Agreement or the Control Agreement, or request, consent or agree to any such cancellation or termination except with the prior written consent of the Agent (which consent shall not be unreasonably withheld);

            (g) without the prior written consent of the Agent (which consent shall not be unreasonably withheld), permit or consent to any material amendment, modification or waiver of the Custodial Agreement;

            (h) without the prior written consent of the Agent (which consent shall not be unreasonably withheld), take any action inconsistent in any material respect with the Investment Policies and Restrictions;

            (i) be a member of an ERISA Group or have any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA;

            (j) permit any change in the Investment Policies and Restrictions in effect on the Closing Date without the prior written consent of the Agent (which consent shall not be unreasonably withheld);

            (k) create, assume or suffer to exist any Lien on any Asset now owned or hereafter acquired by it (including without limitation the Assigned Collateral and the Related Security), except in the case of all Assets other than the Assigned Collateral and the Related Security, for Permitted Liens or any Liens incurred in the ordinary course of the Borrower's business arising out of reverse repurchase agreements, dollar rolls, Derivative Transactions and securities lending transactions;

            (l) issue any Equity Securities constituting "senior securities", as such term is defined and used in the Investment Company Act;

            (m) extend credit to others for the purpose of buying or carrying any "margin stock" in such a manner as to violate Regulation T, Regulation U or Regulation X;

            (n) make any distributions, dividends or other payments on account of its capital stock to, redemptions and open-market stock repurchases of, or tender offers for, its capital stock from, its shareholders: (i) during the continuance of any Event of Default; (ii) at any time that Borrower is not in compliance with the Total Eligible Asset Coverage Test; or (iii) if any Default or Event of Default would be caused thereby;

            (o) change  its name (i)  without  giving the Agent at least  thirty
(30) days prior written notice, and (ii) unless all actions necessary and appropriate to protect and perfect the Secured Parties' security interest in the Assigned Collateral have been taken and completed;

            (p) permit the Aggregate Custodian's Advance Amount to at any time exceed $40,000,000;

            (q) after the Borrower has received written notice of delivery by the Agent to the Custodian of a Notice of Exclusive Control, unless such Notice of Exclusive Control is revoked in writing by the Agent, give any instruction to the Custodian in respect of the Assigned Collateral without the prior written consent of the Agent; or

            (r) permit the aggregate Asset Value of all Eligible Collateral that does not constitute "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System to be less than Credits Outstanding.


                                   ARTICLE VI
                                EVENTS OF DEFAULT

            SECTION I.24.     EVENTS OF DEFAULT.

            If any of the following events (each an "Event of Default") shall occur:

            (a) the  Borrower  shall  fail to comply  with  Section  2.05(b)  or
Section 2.05(c);

            (b) the Borrower shall fail to make or cause to be made in the manner and when due any payment (other than any payment contemplated by clauses
(b) or (c) of Section 2.05)to be made or to be caused to be made by it under this Agreement, any Advance Note, the Fee Letter, the Control Agreement or the Custodial Agreement and such failure shall continue for five (5) Business Days; or

            (c) the Borrower shall fail to comply with (i) clause (k) of Section
5.02 and such failure shall  continue for two (2) Business Days, or (ii) clauses
(g) or (o) of Section 5.01 or clauses (c),  (d),  (e),  (f),  (g), (j) or (l) of
Section 5.02; or

            (d) (i) the Borrower shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed under this Agreement, Fee Letter or any other Program Document, (ii) the Custodian shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed under the Control Agreement, or (iii) the Custodian shall fail to perform or observe any term, covenant or agreement on its part to be performed under the Custodial Agreement and such failure either (A) gives rise to a Material Adverse Effect, or (B)(x) is of a material nature, (y) the Borrower has actual knowledge of such failure, and (z) such failure is capable of being cured and is not cured, and such failure described in clauses (i), (ii) or (iii) above shall continue for ten (10) Business Days; or

            (e) any representation or warranty made or deemed made by the Borrower or the Custodian under or in connection with this Agreement or any other Program Document or any other certificate, information or report delivered by or on behalf of the Borrower or the Custodian shall be deemed to have been false or incorrect in any material respect when made or deemed made or delivered; or

            (f) the Agent shall for any reason cease to have a valid and perfected first priority security interest in the Assigned Collateral free and clear of all Adverse Claims; or

            (g) the Borrower, the Adviser or the Custodian shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Adviser or the Custodian seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, the Adviser or the Custodian shall take any corporate action to authorize any of the actions set forth above in this subsection; or

            (h) as of the end of any calendar month after the Closing Date, the Net Asset Value of the Borrower shall have decreased by twenty-five percent

(25%) or more from the Net Asset Value of the Borrower as of the end of the immediately preceding calendar month; or

            (i) any provision of any Program Document which is material to the Secured Parties' right to repayment of the Borrower Obligations and their remedies in respect thereof shall cease to be a legal, valid and binding obligation of any of the parties purported to be bound thereby, enforceable in accordance with its respective terms or the Borrower, the Adviser or the Custodian shall so assert in writing; or

            (j) any judgment or order, or any series of judgments or orders, shall have been entered against the Borrower, provided that (i) such judgments or orders shall aggregate to $1,000,000 or more, and (ii) enforcement actions have been commenced with respect thereto and have not been dismissed for ten
(10) Business Days; or

            (k) either (1) State Street Bank and Trust Company shall at any time cease to serve as Custodian under the Custodial Agreement or the Control Agreement, unless a successor thereto reasonably satisfactory to the Agent shall have assumed the duties of the Custodian thereunder and in accordance with the terms of the Program Documents, or (2) the Custodian or the Borrower shall have given notice of the termination of the Custodial Agreement or the Control Agreement; PROVIDED, HOWEVER, that such event specified in clause (2) above shall not constitute an Event of Default if prior to the fifth (5th) Business Day immediately preceding the effective date of such termination a successor custodian reasonably satisfactory to the Agent shall have been appointed as custodian under the Custodial Agreement and shall have assumed the obligations of the Custodian under the Control Agreement; or

            (l) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower which Debt in the aggregate is at least $1,000,000 or enables (or, with the giving of notice or lapse of time or both would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; or

            (m) any change in Law shall be proposed by an Authority with jurisdiction to enact or promulgate the same or shall be enacted or promulgated which could significantly limit the ability of the Agent, or any Secured Party to foreclose upon its interest in, or in the event of such foreclosure to dispose of, the Assigned Collateral or to be granted the security interest in Assigned Collateral as contemplated by the Program Documents; or

            (n) all of the following occur: (i) the Adviser shall sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge into any other entity unless it is the survivor (each, an "Adviser Transfer"); (ii) such Adviser Transfer shall result in a change in the then current portfolio manager for the Borrower; and (iii) the Agent shall not have consented to such Adviser Transfer within one hundred twenty (120) days following the date of such Adviser Transfer; or


            (o) the  Advisory  Agreement  in effect on the Closing Date shall be
(i) amended, waived or otherwise modified in any material respect, or (ii) shall be terminated in either case without the prior written consent of the Agent (which consent shall not be unreasonably withheld);

            (p) if Mitchell Hutchins Asset Management Inc. is not the current investment adviser for the Borrower, there shall not be in full force and effect a letter agreement substantially identical to the Letter Agreement between the Agent and such successor investment adviser;


then, and in any such event, in addition to all rights and remedies specified in this Agreement, including without limitation, Article VII, and the rights and remedies of a secured party under Applicable Law including, without limitation the UCC, the Agent may, by notice to the Borrower, declare the Lender Termination Date and the Secondary Lender Termination Date to have occurred and declare the outstanding Advances to be due and payable (in which case the Lender Termination Date, the Secondary Lender Termination Date and the Maturity Date shall be deemed to have occurred); PROVIDED, that, upon the occurrence of any event (without any requirement for the passage of time or the giving of notice, or both) described in subsection (g) of this Section 6.01, the Lender Termination Date, the Secondary Lender Termination Date and the Maturity Date shall be deemed to have automatically occurred.


                                   ARTICLE VII
               PLEDGE OF ASSIGNED COLLATERAL; RIGHTS OF THE AGENT

            SECTION I.25.     SECURITY INTERESTS.

            As collateral security for the prompt, complete and unconditional payment and performance of all of the Borrower Obligations, the Borrower hereby pledges, hypothecates, assigns, transfers, sets over and delivers to the Agent for the benefit of the Secured Parties and grants to the Agent for the benefit of the Secured Parties a continuing Lien upon and security interest in, all of the Borrower's right, title and interest in, to and under the following assets and properties whether now owned or hereafter acquired (the items specified in clauses (i), (ii), (iii) and (vii) below, collectively, the "Assigned Collateral", and the items specified in clauses (iv), (v) and (vi) below, collectively, the "Related Security"):

                 (i) all investment property from time to time credited to the Collateral Account including all security entitlements with respect thereto;

                 (ii) the Collateral Account;

                 (iii) all interest, dividends, stock dividends, stock splits, distributions and other money or property of any kind distributed in respect of the assets, investments and property described in clause (i) above;

                 (iv) all rights and remedies of the Borrower under the Custodial Agreement in respect of the assets, investments and property described in clause (i) above;

                 (v) all security interests, liens, property, guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and property described in clause (i) above;

                 (vi) all books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to the Assets described in clause (i) above; and

                 (vii) all Proceeds of any and all of the foregoing.

            SECTION I.26. SUBSTITUTION OF COLLATERAL AND RELEASE OF SECURITY INTEREST.

            (a) So long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such sale or disposition, the Borrower may originate entitlement orders with respect to the Collateral Account and may sell or dispose of or substitute Assigned Collateral in accordance with the terms of this Agreement and the Control Agreement.

            (b) After the Lender Termination Date and the Secondary Lender Termination Date when all Borrower Obligations have been paid in full, the Secured Parties at the request of the Borrower shall promptly and in any event within twenty (20) days after such request execute, deliver and file such instruments as the Borrower shall reasonably request in order to reassign, release or terminate its security interest in the Assigned Collateral. Any and all actions under this Section 7.02 shall be without any recourse to, or representation or warranty by, the Agent or any Secured Party (except for a representation that such Assigned Collateral is free and clear of Liens created by or arising through the Secured Parties) and shall be at the sole cost and expense of the Borrower.

            SECTION I.27. APPLICATION OF PROCEEDS.

            (a) After the occurrence of an Event of Default, all amounts received in respect of the Borrower Obligations, including all Proceeds resulting from the sale or other disposition of the Assigned Collateral or the Related Security shall be applied by the Agent in the following order and priority:

            FIRST, to the payment of all amounts advanced or expended by the Agent and all costs and expenses incurred by the Agent in connection with the enforcement of the Secured Parties rights and remedies under the Program Documents;

            SECOND,   to  the  extent  funds  are  remaining   after  the  above
application, to the Lenders and the Secondary Lenders to the payment of all accrued and unpaid Yield on all outstanding Advances on a pro-rata basis according to the amount of accrued Yield owing to each Lender and Secondary Lender;

            THIRD, to the extent funds are remaining after the above applications, to the Secured Parties to the payment of all fees payable under the Fee Letter on a pro rata basis according to the amount of such fees owing to each Secured Party;

            FOURTH, to the extent funds are remaining after the above applications, to the Lenders and the Secondary Lenders to the payment of the principal amount of each outstanding Advance on a pro-rata basis according to the amount of principal owing to each Lender and Secondary Lender;

            FIFTH, to the extent funds are remaining after the above applications, to the Secured Parties to the payment of all other amounts payable to the Secured Parties pursuant to this Agreement and the other Program Documents on a pro rata basis according to the amounts owed to each Secured Party.

                  The Agent shall, after the final payment in full of all Advances and all other Borrower Obligations, remit the remaining excess Proceeds which it had received from the sale or disposition of the Assigned Collateral and the Related Security to the Borrower.

            (b) For purposes of determining the application to be made of such monies andother cash proceeds by the Agent to the Lender and the Secondary Lenders pursuant to this Section 7.03, the Agent may rely exclusively upon a certificate or other statement the Lender or such Secondary Lender, as the case may be, setting forth in reasonable detail the Lender's and such Secondary Lender's amount then owing to the Lender and such Secondary Lender, as the case may be. The Agent shall not be liable for any application of funds in accordance with any certificate or direction delivered pursuant to this Section 7.03; PROVIDED, HOWEVER, that no application of funds in accordance with any certificate delivered pursuant to this Section 7.03 shall be deemed to restrict or limit the right of any party to contest with the purported obligee its respective liability in respect of the amount set forth in such certificate.

            SECTION I.28.     RIGHTS AND REMEDIES UPON EVENT OF DEFAULT.

            (a) The Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Agent or its designees may (i) deliver a Notice of Exclusive Control to the Custodian; (ii) instruct the Custodian to deliver any or all of the Assigned Collateral to the Agent or its designees and otherwise give all instructions and entitlement orders to the Custodian regarding the Assigned Collateral; (iii) sell or otherwise dispose of the Assigned Collateral, all without judicial process or proceedings; (iv) take control of the Proceeds of any such Assigned Collateral and the Related Security; (v) exercise any consensual or voting rights in respect of the Assigned Collateral and the Related Security; (vi) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Assigned Collateral or the Related Security; (vii) to the extent that the Borrower does not perform its obligations under Section 7.06, enforce the Borrower's rights and remedies under the Custodial Agreement with respect to the Assigned Collateral and the Related Security; (viii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Assigned Collateral and the Related Security; and/or (ix) endorse the name of the Borrower upon any items of payment relating to the Assigned Collateral and the Related Security or upon any proof of claim in bankruptcy against an account debtor. For purposes of taking the actions described in Subsections (i) through (ix) of this Section 7.04(a) the Borrower hereby irrevocably appoints the Agent as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of the Borrower Obligations remain unpaid), with power of substitution, in the name of the Agent or in the name of the Borrower or otherwise, for the use and benefit of the Agent, but at the cost and expense of the Borrower and without notice to the Borrower.

            (b) All sums paid or advanced by the Agent in connection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate from the date of payment until repaid in full, shall be paid by the Borrower to the Agent on demand and shall constitute and become a part of the Borrower Obligations secured hereby.

            SECTION I.29.     REMEDIES CUMULATIVE.

            Each right, power, and remedy of the Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.


            SECTION I.30. ENFORCEMENT OF REMEDIES UNDER THE CUSTODIAL AGREEMENT.

            The Borrower agrees that it shall upon the request of the Agent (and at the Borrower's own expense) diligently enforce the rights and remedies under the Custodial Agreement and at law or equity against the Custodian for the breach by the Custodian of any term, covenant or agreement thereunder relating to or affecting any Assigned Collateral or any Related Security. In enforcing such rights and remedies the Borrower shall exercise the same degree and care that it would exercise if this Agreement had not been entered into; PROVIDED, that the Borrower shall not, in enforcing such rights and remedies, settle any claim against the Custodian without the prior written consent of the Agent (which consent shall not be unreasonably withheld).


                                  ARTICLE VIII
                                    THE AGENT

            SECTION I.31.     AUTHORIZATION AND ACTION.

            The Lender and each of the Secondary Lenders hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Program Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Program Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lender or the Secondary Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the other Program Documents or Applicable Law. The Lender and each Secondary Lender agrees that in any instance in which the Program Documents provide that the Agent's consent may not be unreasonably withheld, provide for the exercise of the Agent's reasonable discretion, or provide to a similar effect, it shall not in its instructions to the Agent withhold its consent or exercise its discretion in an unreasonable manner.

            SECTION I.32.     AGENT'S RELIANCE, ETC.

            Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Program Documents, except for its or their own gross negligence or willful misconduct.

Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Adviser and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Lender or any Secondary Lender and shall not be responsible to the Lender or any Secondary Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Program Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Program Documents on the part of the Borrower, the Adviser, the Custodian or any other Person or to inspect the property (including the books and records) of the Borrower or the Adviser; (iv) shall not be responsible to the Lender or any Secondary Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Program Documents or any other instrument or document furnished pursuant hereto or thereto; and
(v) shall incur no liability under or in respect of this Agreement or any other Program Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.


                                   ARTICLE IX
                                  MISCELLANEOUS

            SECTION I.33.     NO WAIVER; MODIFICATIONS IN WRITING.

            No failure or delay on the part of the Agent, the Lender or any Secondary Lender exercising any right, power or remedy hereunder or with respect to the Advances shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Lender or any Secondary Lender, at law or in equity. No amendment, modification, supplement, termination or waiver of this Agreement shall be effective unless the same shall be in writing and signed by the Borrower, the Agent, the Lender and the Secondary Lenders. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            SECTION I.34.     NOTICES, ETC.

            Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by facsimile transmission, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 9.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to the Lender:       Corporate Receivables Corporation
                            c/o Citicorp North America, Inc.
                            450 Mamaroneck Avenue
                            Harrison, New York  10528
                            Attention:  U.S. Securitization
                            Telephone No. (914)899-7122
                            Facsimile No. (914)899-7890

If to the Agent:        Citicorp North America, Inc.
                            U.S. Securitization
                            450 Mamaroneck Avenue
                            Harrison, New York  10528
                            Attention:  U.S. Securitization
                            Telephone No. (914) 899-7122
                            Facsimile No. (914) 899-7890

If to Citibank:             Citibank, N.A.
                            399 Park Avenue
                            New York, New York 10043
                            Attention:  Maximization Unit
                            Telephone No.:  (212) 559-0754
                            Facsimile No.:  (212) 758-6272

If to the Borrower:         Managed High Yield Plus Fund Inc.
                            1285 Avenue of the Americas
                            New York, New York  10019
                            Attention:  Paul H. Schubert, Treasurer
                            Telephone No.:  (212) 713-3041
                            Facsimile No.:  (212) 713-9991

        With a copy to: Mitchell Hutchins Asset Management Inc.
                           1285 Avenue of the Americas
                           New York, New York 10019
                           Attention: Dianne E. O'Donnell,
                             Senior Vice President
                         Telephone No.:  (212) 713-2712
                         Facsimile No.:  (212) 713-1374

            SECTION I.35.     TAXES.

            (a) Any and all payments by the Borrower under this Agreement, the Advance Notes or any other Program Document shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Secured Parties,
(i) United States federal withholding taxes and (ii) income and franchise taxes imposed on it by any taxing Authority in any jurisdiction which asserts jurisdiction to impose such taxes on the basis of contacts which the Secured Party in question maintains with such jurisdiction other than contacts arising out of the execution, delivery or performance of the Program Documents or the transactions contemplated thereby (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under any Advance Note or under any other Program Document to any Secured Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder, under the Advance Notes or under any other Program Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Advance Note or under any other Program Document (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify the Secured Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.03) paid by any Secured Party in respect of the Borrower and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within thirty (30) days from the date the Secured Party makes written demand therefor to the Borrower.

            (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this Section 9.03 shall survive the payment in full of principal and Yield hereunder and under the Advance Notes.

            SECTION I.36.     COSTS AND EXPENSES; INDEMNIFICATION.

            (a) The Borrower agrees to promptly pay on demand all costs and expenses of each of the Agent, CRC and Citibank in connection with the preparation, review, negotiation, reproduction, execution, delivery, administration, modification and amendment of this Agreement, the Advance Notes or any other Program Document, including, without limitation, the reasonable fees and disbursements of counsel for the Agent, CRC and Citibank with respect thereto and with respect to advising the Agent, CRC and Citibank as to its rights, remedies and responsibilities under this Agreement and the other Program Documents, UCC filing fees and any periodic auditing expenses; PROVIDED, HOWEVER, that, with respect to the fees of counsel to the Agent, CRC and Citibank in connection with services rendered by such counsel on or prior to the Closing Date, the Borrower shall only be responsible for such counsel fees to the extent such fees do not exceed $75,000 plus all reasonable out-of-pocket costs and expenses. The Borrower further agrees to pay on demand all costs and expenses of the Secured Parties (including, without limitation, the fees and disbursements of counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Advance Notes and the other Program Documents.

            (b) The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of the foregoing (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including, without limitation, the reasonable fees and disbursements of counsel) (collectively the "Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement or any other Program Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), including, without limitation any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement or any other Program Document or any of the transactions contemplated hereby or thereby; (ii) any breach or alleged breach of any covenant by the Borrower or the Custodian contained in any Program Document; (iii) any representation or warranty made or deemed made by the Borrower or the Custodian contained in any Program Document or in any certificate, statement or report delivered in connection therewith is, or is alleged to be, false or misleading; (iv) any failure by the Borrower or the Custodian to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest in the Secured Parties a first priority perfected security interest in all of the Assigned Collateral; (vi) any action or omission, not expressly authorized by the Program Documents, by the Borrower, the Adviser or the Custodian, which has the effect of reducing or impairing the Assigned Collateral, any of the Related Security or the rights of the Agent or the Secured Parties with respect thereto; (vii) any Default or Event of Default; and (viii) any transactions related to the funding, carrying or repayment of the outstanding principal amount of the Advances in connection with the Program Documents; EXCEPT to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

            SECTION I.37.     EXECUTION IN COUNTERPARTS.

            This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            SECTION I.38.     ASSIGNABILITY.

            (a) This Agreement and the Lender's rights and obligations herein (including the outstanding Advances) shall be assignable by the Lender and its successors and assigns; PROVIDED, that without the prior written consent of the Borrower (which consent shall not be unreasonably withheld) the Lender shall not assign its rights and obligations to any Person other than to a U.S. Affiliate of the Agent or pursuant to the Asset Purchase Agreement. Each such assignor shall notify the Agent and the Borrower of any such assignment. Each such assignor may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Borrower, including the Assigned Collateral, furnished to such assignor by or on behalf of the Borrower or by the Agent; PROVIDED that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Borrower received by it from any of the foregoing entities.

            (b) Each Secondary Lender may, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), assign to any Eligible Assignee or to any other Secondary Lender all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Secondary Lender Commitment and the outstanding Advances or interests therein owned by it). The parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance. In addition, Citibank or any of its Affiliates may assign any of its rights (including, without limitation, rights to payment of principal and Yield on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Borrower or the Agent.

            (c) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns; PROVIDED, that without the prior written consent of the Borrower (which consent shall not be unreasonably withheld) the Agent shall not assign its obligations to any Person other than a U.S. Affiliate of the Agent.

            (d) The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

            (e) The Borrower acknowledges and agrees that the Secondary Lender's source of funds may derive in part from its participants. Accordingly, references in Sections 2.06, 2.07, 2.08, 2.09, 9.03 and 9.04 and the other terms and provisions of this Agreement and the other Program Documents to rates, determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Secondary Lenders shall be deemed also to include those of each of its participants; PROVIDED, that the Borrower shall not be required to reimburse a participant of a Secondary Lender pursuant to Sections 2.06, 2.07, 2.08, 2.09, 9.03 and 9.04 in an amount in excess of the amount that would have been payable to such Secondary Lender had such participation not been made.

            SECTION I.39.     GOVERNING LAW.

            THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

            SECTION I.40.     SEVERABILITY OF PROVISIONS.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION I.41.     CONFIDENTIALITY.

            (a) The Borrower agrees that it shall and shall cause each of its Affiliates (i) to keep this Agreement and the other Program Documents, the proposal relating to the structure of the facility contemplated by this Agreement and the other Program Documents (the "Facility"), any analyses, computer models, information or document prepared by the Agent, Citibank or any of their respective Affiliates in connection with the Facility, the Agent's or its Affiliate's written reports to the Borrower, the Adviser or any of their respective Affiliates and any related written information (collectively, the "Product Information") confidential and to disclose Product Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives (collectively, the "Borrower Representatives") who have a need to know such Product Information for the purpose of assisting in the negotiation, completion and administration of the Facility; (ii) to use the Product Information only in connection with the Facility and not for any other purpose; and (iii) to cause the Borrower Representatives to comply with the provisions of this Section 9.09 and to be responsible for any failure of any Borrower Representative to so comply.

                  The provisions of this Section 9.09(a) shall not apply to any Product Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than the Borrower, the Adviser, any of their respective Affiliates or any Borrower Representative or that is required to be disclosed by Applicable Law or is requested by any Authority with jurisdiction over the Borrower, the Adviser or any of their respective Affiliates.

            (b) Each of the Secured Parties agrees (i) to keep all non-public information with respect to the Borrower and the Adviser and their respective Affiliates which such Secured Party receives pursuant to the Program Documents (collectively, the "Borrower Information") confidential and to disclose Borrower Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives of the Secured Parties (collectively, the "Secured Party Representatives") and to S&P, and Moody's which, in each case, may have a need to know or review such Borrower Information for the purpose of assisting in the negotiation, completion, administration and evaluation of the Facility; (ii) to use the Borrower Information only in connection with the Facility and not for any other purpose; and (iii) to cause its related Secured Party Representatives to comply with the provisions of this Section 9.09(b).

                  The provisions of this Section 9.09(b) shall not apply to any Borrower Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than such Secured Party Representative or that is required to be disclosed by Applicable Law or is requested by any Authority with jurisdiction over any Secured Party or Secured Party Representative or any of its Affiliates.

            Notwithstanding  the  foregoing,  the  Borrower  Information  may be disclosed by any Secured Party Entity to permitted assignees and participants and potential assignees and participants in the Facility to the extent such disclosure is made pursuant to a written agreement of confidentiality substantially similar to this Section 9.09(b).

            SECTION I.42.     MERGER.

            The Program Documents taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof. The Program Documents supersede any prior agreements among the parties relating to the subject matter thereof.

            SECTION I.43.     NO PROCEEDINGS.

            Each of the Borrower, the Agent, the Secondary Lenders, each assignee of any Advance or any interest therein and each entity which enters into a commitment to make Advances to the Borrower hereunder hereby agrees that it will not institute against CRC any proceeding of the type referred to in
Section 6.01(g) so long as any commercial paper or other senior indebtedness issued by CRC shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

            SECTION I.44.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            All representation and warranties made hereunder, in the other Program Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder.

            SECTION I.45.     SUBMISSION TO JURISDICTION; WAIVERS.

            The Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Program Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

            (b) consents that any such action or proceeding may be brought in any of such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.02 or at such other address as may be permitted thereunder;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages, unless such liability arises from the gross negligence or willful misconduct of the Person against whom the claim is asserted.

            SECTION I.46.     WAIVER OF JURY TRIAL.

            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER PROGRAM DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    CORPORATE RECEIVABLES CORPORATION,
                                      as Lender
                                    By: Citicorp North America, Inc.,
                                          its Managing Agent


                                    By:/s/ Marc B. Adelman
                                       ----------------------------------------
                                          Name: Marc B. Adelman
                                          Title: Vice President


                                    CITICORP NORTH AMERICA, INC.,
                                    as Agent


                                    By:/s/ Marc B. Adelman
                                       ----------------------------------------
                                          Name: Marc B. Adelman
                                          Title: Vice President


                                    CITIBANK, N.A.,
                                      as Secondary Lender


                                    By:/s/ Marc B. Adelman
                                       ----------------------------------------
                                          Name: Marc B. Adelman
                                          Title: Authorized Signatory
                                          Percentage: 100%


                                    MANAGED HIGH YIELD PLUS FUND INC.,
                                      as Borrower

                                    By:/s/ Paul Schubert
                                       ----------------------------------------
                                          Name: Paul Schubert
                                          Title: Vice President and Treasurer

                                                                    SCHEDULE III


                                APPROVED ASSETS



(i)   Cash  and  cash   equivalents, including certificates of deposit, bankers'
acceptances and other bank obligations, commercial paper, money market mutual funds and other, comparable short-term debt instruments and securities;

(ii) Bonds, debentures, notes, Eligible Loans and securities, issued by U.S. or foreign, private or governmental or other public issuers, whether denominated in U.S. dollars or in foreign or multi-national currencies, and whether sold at a discount or bearing interest payable in cash or in additional securities;

(iii) Common and preferred stocks and securities that are convertible into or may be exchanged for them, whether or not attached to or part of units with debt obligations, issued by U.S. or foreign issuers and whether denominated in U.S. dollars or in foreign or multi-national currencies;

(iv)  Mortgage-backed  and asset-backed securities; and

(v)   Repurchase agreements.

                                                                       EXHIBIT A




                             [FORM OF ADVANCE NOTE]

$------------                             ------,----

            FOR VALUE RECEIVED, on the Maturity Date (as defined in the Advance Agreement hereinafter referred to) of each Advance made by the [INSERT NAME OF LENDER OR SECONDARY LENDER] (together with its successors and permitted assigns the ["Lender"] ["Secondary Lender"]) to the undersigned (the "Borrower") pursuant to the Credit Agreement (defined below), the Borrower hereby promises to pay to the [Lender] [Secondary Lender] the unpaid principal amount of each such Advance, in immediately available funds and in lawful money of the United States of America, and to pay Yield on the unpaid balance of said principal amount from the Borrowing Date thereof, until the principal amount thereof shall have been paid in full, in like funds and money, as provided in said Credit Agreement for Advances made by the [Lender] [Secondary Lender]. Capitalized terms used in this promissory note unless otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

            This promissory note is an Advance Note referred to in the Revolving Credit and Security Agreement dated as of October 23, 1998 (as from time to time amended, the "Credit Agreement") among the Borrower, [the Lender] [Secondary Lender], the other banks and financial institutions parties thereto and Citicorp North America, Inc., as agent. The date and principal amount of each Advance made to the Borrower and of each repayment of principal thereon shall be recorded by the [Lender] [Secondary Lender] or its designee on Schedule I attached to this Advance Note, and the aggregate unpaid principal amount shown on such schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Advances made by the [Lender] [Secondary Lender]. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement to repay the principal amount of the Advances together with all Yield accrued thereon.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                    MANAGED HIGH YIELD PLUS FUND INC.



                                    By: ___________________________
                                        Name:
                                        Title:

                                   SCHEDULE I
                                  TO EXHIBIT A



            This Advance Note evidences Advances made by [INSERT NAME OF LENDER OR SECONDARY LENDER], (the ["Lender"] ["Secondary Lender"]) under the Revolving Credit and Security Agreement dated as of October 23, 1998 among Managed High Yield Plus Fund Inc., the [Lender] [Secondary Lender], the other banks and financial institutions parties thereto and Citicorp North America, Inc., as agent in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:



            PRINCIPAL          PRINCIPAL          PRINCIPAL
            AMOUNT             AMOUNT PAID        BALANCE             NOTATION
DATE       ADVANCED            OR PREPAID         OUTSTANDING            BY
----       --------            -----------        -----------         --------

                                                                      EXHIBIT B
                                                                      ---------

                        MANAGED HIGH YIELD PLUS FUND INC.
                                    [ADDRESS]



Citicorp North America, Inc.,
as Agent
[ADDRESS]





                               NOTICE OF BORROWING
                               -------------------



            This Notice of Borrowing is made pursuant to Section 2.02 of that certain Revolving Credit and Security Agreement dated as of October 23, 1998, among CORPORATE RECEIVABLES CORPORATION, as lender (the "Lender"), CITIBANK, N.A. the other banks parties thereto, CITICORP NORTH AMERICA, INC., as agent and MANAGED HIGH YIELD PLUS FUND INC., as borrower (the "Borrower") (as the same may from time to time be amended, supplemented, waived or modified, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Credit Agreement.

            1. The Borrower hereby requests that on (the "Borrowing Date") it receive an advance under the Credit Agreement in the principal amount of _____________Dollars ($_____).


            2. The Borrower hereby gives notice of its request for such Advance to the Agent pursuant to Section 2.02 of the Credit Agreement and requests the Lender or the Secondary Lenders to remit, or cause to be remitted, the proceeds thereof to [the Borrower's Account] [SPECIFY OTHER ACCOUNT, IF APPLICABLE].


            3. The Borrower certifies that (i) the representations and warranties of the Borrower contained or reaffirmed in Section 4.01 of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to any earlier date); (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing; (iii) the Borrower has performed in all material respects all agreements and satisfied all conditions under the Credit Agreement to be performed by it on or before the date hereof, (iv) the conditions precedent to the making of the proposed Advance set forth in Article III of the Credit Agreement have been fully satisfied and
(v) immediately after giving effect to such advance the Borrowing Base Test and the Total Eligible Asset Test will be complied with.

I
            WITNESS my hand on this ____ day of ___________, ____.

                              MANAGED HIGH YIELD PLUS FUND INC.,



                              By:   __________________________
                                    Name:
                                    Title:

                                                                      EXHIBIT C
                                                                      ---------

                            ASSIGNMENT AND ACCEPTANCE


      Reference is made to the Revolving Credit and Security Agreement dated as of October 23, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among CORPORATE RECEIVABLES CORPORATION (together with its successors and assigns, the "Lender"), CITIBANK, N.A. (Citibank, N.A., together with the other banks and financial institutions from time to time parties to the Credit Agreement, the "Secondary Lenders"), CITICORP NORTH AMERICA, INC., as agent for the under and the Secondary Lenders (in such capacity, together with its successors and assigns, the "Agent") and MANAGED HIGH YIELD PLUS FUND INC. (together with its permitted successors and assigns, the "Borrower"). Terms defined in the Credit Agreement are used herein with the same meaning.


      The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:


      1. As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and under the other Program Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor's Secondary Lender Commitment and Percentage and the Assignor's portion of the outstanding principal amount of the Advances (such rights and obligations assigned hereby being the "Assigned Interests"). After giving effect to such sale, assignment and assumption, the Assignee's "Secondary Lender Commitment" and the Assignee's "Percentage" will be as set forth on Schedule I hereto.


      2. The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Adverse Claim created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Program Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Program Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Assigned Collateral, Related Security or any interest therein; and
   (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of any of the Borrower, the Agent, the Custodian, the Adviser or any other person, or the performance or observance by any Person of any of its obligations under any Program Document or any instrument or document furnished pursuant thereto.


      3. The  Assignee  (i)  confirms  that it has received a copy of the Credit
   Agreement and the other Program Documents, together with copies of any financial statements delivered pursuant to Sections 5.01 of the Credit
   Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, the Lender or any other Secondary Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Program Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Program Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Program Documents are required to be performed by it as a Secondary Lender; (vi) confirms that the assignment hereunder complies with any applicable legal requirements including the Securities Act of 1933, as amended; (vii) confirms that such Assignee is a United States Person (as defined in Section 7701 (a)(30) of the Internal Revenue Code) or that such Assignee shall have provided the Agent with two Internal Revenue Service forms 4224 (or a successor form) certifying that the income from the Assigned Interest is effectively connected with the conduct of such Person's trade or business in the United States; and (viii) confirms that such Assignee is not a partnership, grantor trust or S corporation (as such terms are defined in the Internal Revenue Code).

      4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless a later effective date is specified on Schedule I hereto.

      5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Secondary Lender thereunder and under any other Program Document and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Program Document.

      6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

      8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                                                      Schedule I

Percentage interest
transferred by Assignor:                               ____%

Assignee's "Secondary Lender Commitment":             $____

Assignee's "Percentage"                                ____%

Assignor:                           [INSERT NAME OF ASSIGNOR],
                                          as Assignor,
                                    By: ___________________________
                                          Authorized Signatory,

Assignee:                            [INSERT NAME OF ASSIGNEE]
                                           as Assignee
                                    By: ___________________________
                                          Authorized Signatory

Accepted, Consented to and

Acknowledged this ___ day of

---------------------, -----

CITICORP NORTH AMERICA, INC.,
as Agent

By: _____________________________
      Authorized Signatory

MANAGED HIGH YIELD PLUS FUND INC.

By: _____________________________
      Authorized Signatory